UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Extraction Oil & Gas, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MESSAGE FROM THE EXECUTIVE CHAIRMAN

To our Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of Extraction Oil & Gas, Inc. on Monday, June 8, 2020 at 8:30 a.m., Mountain Time. This year’s annual meeting will be a virtual meeting of stockholders, conducted via live audio webcast. You will be able to attend the annual meeting of stockholders online and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/XOG2020. You will also be able to vote your shares electronically at the annual meeting.

We have embraced the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. Hosting a virtual meeting enables increased stockholder attendance and participation from locations around the world.

Further details about how to attend the meeting online, submit questions before or during the meeting, and information on the business to be conducted at the annual meeting are included in the accompanying Notice of Annual Meeting and proxy statement.

We are providing access to our proxy materials online under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of this proxy statement and our 2019 Annual Report. The notice contains instructions on how to access documents online. The notice also contains instructions on how stockholders can receive a paper copy of our materials, including this proxy statement, our 2019 Annual Report, and a form of proxy card or voting instruction card. Those who do not receive a notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy by mail unless they have previously requested delivery of materials electronically. This distribution process is more resource- and cost-efficient.

Your vote is important. Regardless of whether you participate in the annual meeting, we hope you vote as soon as possible. You may vote by proxy online or by phone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card. Voting online or by phone, written proxy or voting instruction card ensures your representation at the annual meeting regardless of whether you attend the virtual meeting.

Thank you for your ongoing support of, and continued interest in, Extraction Oil & Gas, Inc.

Sincerely,

Thomas B. Tyree, Jr.
Executive Chairman

EXTRACTION OIL & GAS, INC.
370 17th Street, Suite 5300
Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of Extraction Oil & Gas, Inc.:

Notice is hereby given that the 2020 Annual Meeting of Stockholders of Extraction Oil & Gas, Inc. (the “Company”) will be held virtually, conducted via live audio webcast on June 8, 2020, at 8:30 a.m. Mountain Time (the “Annual Meeting”). You will be able to attend the Annual Meeting online and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/XOG2020. You will also be able to vote your shares electronically at the Annual Meeting. We believe that a virtual shareholder meeting provides greater access to those who may want to attend and therefore have chosen a virtual meeting over an in-person meeting.

We have elected to deliver our proxy materials to our stockholders over the Internet in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). We believe that this delivery process reduces our environmental impact and lowers the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. On April 24, 2020, we will send a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders, which contains instructions on how to access our proxy statement for our 2020 Annual Meeting and our 2019 Annual Report on Form 10-K. The Notice also provides instructions on how to vote by telephone or through the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.

The Annual Meeting is being held for the following purposes:

1. To elect the three Class I directors, set forth in this proxy statement, each for a term of three years.

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2020.

3. To consider an advisory vote on executive compensation.

4. To approve an amendment to our certificate of incorporation to permit us to effect a reverse stock split of our issued and outstanding common stock, par value $0.01 per share, at a ratio that will be determined by the Board and that will be within a range of 1-for-10 and 1-for-200 (the “Reverse Stock Split”), if the board of directors of the Company (the “Board”) determines, in its sole discretion, at any time prior to the first anniversary of the Annual Meeting, that the Reverse Stock Split is in the best interests of the Company and its stockholders.

5. To approve an amendment to our certificate of incorporation to reduce the number of authorized shares of common stock by a ratio equal to 1-for-two-thirds of the denominator of the Reverse Stock Split ratio determined by the Board.

6. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Each outstanding share of the Company’s common stock (NASDAQ: XOG) entitles the holder of record at the close of business on April 13, 2020, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

WHETHER OR NOT YOU EXPECT TO VIRTUALLY ATTEND THE MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO VIRTUALLY ATTEND THE ANNUAL MEETING, YOU MAY STILL VOTE YOUR SHARES ELECTRONICALLY AT THE ANNUAL MEETING, EVEN THOUGH YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF THE METHODS DESCRIBED IN OUR PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A

BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.

All stockholders are extended a cordial invitation to attend the meeting.

By Order of the Board of Directors,

Eric J. Christ
Vice President, General Counsel & Corporate Secretary
Denver, Colorado
April 24, 2020

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders to Be Held on June 8, 2020, at 8:30 a.m. Mountain Time. The proxy statement and 2019 Annual Report are available at www.proxyvote.com. You will be asked to enter the control number located on your Notice.

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1
Purpose of the Annual Meeting	1
Proposals to be Voted Upon at the Annual Meeting	1
Recommendation of the Board	2
Voting at the Annual Meeting	2
Quorum Requirement for the Annual Meeting	3
Required Votes	3
Solicitation of Proxies	3
Default Voting	4

PROPOSAL ONE: ELECTION OF DIRECTORS	4
Vote Required	4
Recommendation	4

DIRECTORS AND EXECUTIVE OFFICERS	5

MEETINGS AND COMMITTEES OF DIRECTORS	8

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	10
Audit and Other Fees	10
Vote Required	10
Recommendation	11

COMPENSATION COMMITTEE REPORT	12

COMPENSATION DISCUSSION AND ANALYSIS	13
Named Executive Officers	13
Executive Summary	13
2019 Company Performance	13
Changes to Our Executive Compensation Program	15
CEO Pay at a Glance	15
Say-on-Pay and Say-on-Frequency	16

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES	16

HOW WE MAKE COMPENSATION DECISIONS	17

ELEMENTS OF COMPENSATION	19
Base Salary	19
Annual Incentive Bonus—2019 Short-Term Cash Incentive Program (STIP)	19
2019 Awards under the LTIP	22
Other Compensation Elements	24

EMPLOYMENT AGREEMENTS	24

POST-EMPLOYMENT ARRANGEMENTS	24

TAX AND ACCOUNTING CONSIDERATIONS	25

RISK ASSESSMENT AND MITIGATION	25
2019 Summary Compensation Table	27
Realized Compensation	28
Grants of Plan-Based Awards	28
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table	29
Outstanding Equity Awards at Fiscal Year-End	30
Options Exercises and Stock Vested	32
Potential Payments upon Termination or Change in Control	33
Table Illustrating Potential Payments upon Termination or Change in Control	35
Director Compensation	37
Narrative Disclosure to Director Compensation Table	37
Director Stock Ownership Guidelines	38

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	40

CORPORATE GOVERNANCE	40
Corporate Governance Guidelines	40
Board Leadership	41
Classified Board Structure	41
Communications with the Board of Directors	41
Director Independence	41
Financial Literacy of Audit Committee and Designation of Financial Experts	42
Oversight of Risk Management	42
Attendance at Annual Meetings	42

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	43

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	46

TRANSACTIONS WITH RELATED PERSONS	47
Policies and Procedures for Review of Related Party Transactions	47
Historical Transactions with Affiliates	47

PROPOSAL THREE: ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION	49
Vote Required	49
Recommendation	50

PROPOSAL FOUR: TO APPROVE THE REVERSE STOCK SPLIT	51
Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split	51
Certain Risks Associated with the Reverse Stock Split	52
Determination of the Specific Reverse Stock Split Ratio	53
Procedure for Implementing the Reverse Stock Split	53
Amendment Effective Time	53
Reservation of Right to Abandon Reverse Stock Split	53
Effect of the Reverse Stock Split on Holders of Outstanding Common Stock	54
Effect of the Reverse Stock Split on Holders of our Series A Preferred Stock	54
Authorized Shares of Common Stock	55
Exchange of Stock Certificates	55

Fractional Shares	56
No Appraisal Rights	56
Effect of the Reverse Stock Split on Equity Compensation Plans and Awards	56
Regulatory Effects	57
Interests of Certain Persons in the Proposal	57
Accounting Matters	57
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split	57
Vote Required	59
Recommendation	59

PROPOSAL FIVE: TO APPROVE THE AUTHORIZED SHARE REDUCTION	60
General	60
Reasons for the Authorized Share Reduction	60
Effects of the Authorized Share Reduction	60
Vote Required	61
Recommendation	61

AUDIT COMMITTEE REPORT	62

STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES	63

SOLICITATION OF PROXIES	64

STOCKHOLDER LIST	64

AVAILABILITY OF CERTAIN DOCUMENTS	64

OTHER MATTERS	65

LOCATION OF ANNUAL MEETING	65

APPENDIX A	66

EXTRACTION OIL & GAS, INC.
370 17th Street, Suite 5300
Denver, Colorado 80202

PROXY STATEMENT
2020 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors (the “Board of Directors” or the “Board”) of Extraction Oil & Gas, Inc. (the “Company”) requests your proxy for the 2020 Annual Meeting of Stockholders that will be held on June 8, 2020, which will be a virtual meeting of stockholders, conducted via live audio webcast, at 8:30 a.m. Mountain Time (the “Annual Meeting”). You will be able to attend the annual meeting of stockholders online and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/XOG2020. You will also be able to vote your shares electronically at the annual meeting.

By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting. The Board has made this proxy statement (the “Proxy Statement”), proxy card, the accompanying Notice of Annual Meeting of Stockholders and the Company’s 2019 Annual Report on Form 10-K available on the Internet at www.proxyvote.com. The date on which these proxy materials and the Company’s 2019 Annual Report are first being made available to stockholders is April 24, 2020.

ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

Proposals to be Voted Upon at the Annual Meeting

At the Annual Meeting, our stockholders will be asked to consider and vote upon the following four proposals:

•Proposal ONE: To elect the three Class I directors to the Board set forth in this Proxy Statement, each of whom will hold office until the 2023 Annual Meeting of Stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal.

•Proposal TWO: To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

•Proposal THREE: To approve, on an advisory basis, the compensation of our Named Executive Officers (as defined below).

•Proposal FOUR: To approve an amendment to our certificate of incorporation to permit us to effect a reverse stock split of our issued and outstanding common stock, par value $0.01 per share (the “Common Stock”), at a ratio that will be determined by the Board and that will be within a range of 1-for-10 and 1-for-200 (the “Reverse Stock Split”), if the Board determines, in its sole discretion, at any time prior to the first anniversary of the Annual Meeting, that the Reverse Stock Split is in the best interests of the Company and its stockholders.

•Proposal FIVE: To approve an amendment to our certificate of incorporation to reduce the number of authorized shares of Common Stock by a ratio equal to 1-for-two-thirds of the denominator of the Reverse Stock Split ratio determined by the Board (the “Authorized Share Reduction”).

In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. Management is presently aware of no other business to come before the Annual Meeting.

Recommendation of the Board

The Board unanimously recommends that you vote FOR the election of each of the nominees (Proposal ONE), FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the auditors of the Company for the fiscal year ending December 31, 2020 (Proposal TWO), FOR the approval, on an advisory basis, of the executive compensation of the Named Executive Officers (Proposal THREE), FOR the approval of the Reverse Stock
Split (Proposal FOUR) and FOR the Authorized Share Reduction (Proposal FIVE).

Voting at the Annual Meeting

The Common Stock, is the only class of securities that entitles holders to vote generally at meetings of the Company’s stockholders. Each stockholder of record at the close of business on April 13, 2020 (the “Record Date”), is entitled to vote at the Annual Meeting. Holders of the Common Stock will vote together on all matters presented at the Annual Meeting. Each share of Common Stock outstanding on the Record Date entitles the holder to one vote at the Annual Meeting.

If on the Record Date you hold shares of our Common Stock that are represented by stock certificates or registered directly in your name with our transfer agent, American Stock Transfer & Trust Company (our “Transfer Agent”), you are considered the stockholder of record with respect to those shares. Broadridge Financial Solutions (“Broadridge”) is sending these proxy materials directly to you on our behalf. As a stockholder of record, you may vote at the Annual Meeting, which will be held virtually, or by proxy. Whether or not you plan to attend the virtual Annual Meeting, you may vote by Internet by following the instructions on the proxy card you received. You may also vote by signing and submitting your proxy card or by submitting your vote by telephone by calling the number provided on the proxy card you received. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by way of the Internet, by telephone or by filling out and returning the proxy card in the enclosed envelope. If you submit a proxy but do not give voting instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (a) delivering a written notice of revocation addressed to Extraction Oil & Gas, Inc., Attn: General Counsel, 370 17th Street, Suite 5300, Denver, Colorado 80202, (b) a duly executed proxy bearing a later date, (c) voting again by Internet or by telephone or (d) attending the virtual Annual Meeting and voting during the meeting. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the virtual Annual Meeting will not cause your previously granted proxy to be revoked unless you vote or specifically so request.

If on the Record Date you hold shares of our Common Stock in an account with a brokerage firm, bank or other nominee, then you are a beneficial owner of the shares and hold such shares in “street name,” and these proxy materials will be provided to you by that organization. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in their account, and the nominee has enclosed or provided voting instructions for you to use in directing it how to vote your shares. The nominee that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the virtual Annual Meeting and you would need to instruct your brokerage or bank as to your vote prior to the Annual Meeting. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted.

If you are a beneficial owner and do not vote, and your broker, bank or other nominee does not have discretionary power to vote your shares, your shares may constitute “broker non-votes.” Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting, but will only be taken into account in determining the outcome of a proposal for which brokers have discretionary authority, as discussed below. Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. If you receive more than one copy or notice of proxy materials, it is because your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on the respective proxy card or voting instructions received to ensure that all of your shares are voted.

A complete list of the stockholders of record entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting at our corporate offices at 370 17th Street, Suite 5300, Denver, Colorado 80202. The list of stockholders will also be available for stockholders during the Annual Meeting through the link www.virtualshareholdermeeting.com/XOG2020.

Quorum Requirement for the Annual Meeting

The presence at the Annual Meeting, whether in person or by valid proxy, of the persons holding a majority of shares of Common Stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 138,103,951 shares of Common Stock outstanding, held by 56 stockholders of record. Abstentions (i.e., if you or your broker mark “ABSTAIN” on a proxy) and broker non-votes will be considered to be shares present at the meeting for purposes of a quorum. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker (a) does not receive voting instructions from the beneficial owner and (b) lacks discretionary authority to vote the shares. Brokers and other nominees have discretionary authority to vote on ratification of our independent public accounting firm for clients who have not provided voting instructions. However, without voting instructions from their clients, they cannot vote on “non-routine” proposals, including the election of directors.

Required Votes

Election of Directors. Each director will be elected by the affirmative vote of the plurality of the votes cast by stockholders entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors.

Ratification of our Independent Public Accounting Firm. Approval of the proposal to ratify the Audit Committee’s appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2020, requires the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Brokers have the discretion to vote on this proposal if they do not receive voting instructions from the beneficial owner, and abstentions will have the effect of a vote against this proposal.

Advisory (Non-Binding) Vote on Executive Compensation. Approval, on an advisory basis, of the compensation of our Named Executive Officers requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Brokers have the discretion to vote on this proposal if they do not receive voting instructions from the beneficial owner, and abstentions will have the effect of a vote against this proposal.

Reverse Stock Split. Approval of this proposal requires the affirmative vote, either in person or by proxy, of the holders of at least a majority of the issued and outstanding shares of Common Stock. Abstentions, failing to vote, and “broker non-votes” will have the same effect as voting “AGAINST” the adoption of this proposal because the required vote is based on the number of shares outstanding rather than the number of votes cast.
Authorized Share Reduction. Approval of this proposal requires the affirmative vote, either in person or by proxy, of the holders of at least a majority of the issued and outstanding shares of Common Stock. Abstentions, failing to vote, and “broker non-votes” will have the same effect as voting “AGAINST” the adoption of this proposal because the required vote is based on the number of shares outstanding rather than the number of votes cast.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. We may solicit proxies by mail, personal interview, telephone or via the Internet through our officers, directors and other management employees, who will receive no additional compensation for their services.

Default Voting

A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy but do not indicate any voting instructions, your shares will be voted FOR each of the director nominees listed in Proposal ONE, FOR Proposal TWO and FOR Proposal THREE. Because brokers do not have discretionary authority to vote on Proposal FOUR or Proposal FIVE, broker non-votes will have the same effect as voting “AGAINST” Proposal FOUR and “AGAINST” Proposal FIVE.

If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

In this Proxy Statement, the terms “the Company,” “we,” “us,” “our” and similar terms refer to Extraction Oil & Gas, Inc. and its subsidiaries, unless the context indicates otherwise.

PROPOSAL ONE:
ELECTION OF DIRECTORS

At the recommendation of the Nominating and Governance Committee, the Board of Directors has nominated the following individuals for election as Class I directors of the Company, to serve for three-year terms beginning at the Annual Meeting and expiring at the 2023 Annual Meeting of the Stockholders, and until either they are re-elected or their successors are elected and qualified:

John S. Gaensbauer
Wayne W. Murdy
Matthew R. Owens

Messrs. Gaensbauer, Murdy and Owens are currently serving as directors of the Company. If Messrs. Gaensbauer, Murdy and Owens are elected to the Board of Directors, the size of the Board will remain at eight members. Biographical information for each nominee is contained in the “Directors and Executive Officers” section below.

The Board of Directors has no reason to believe that its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board of Directors recommends.

Vote Required

The election of directors in this Proposal ONE requires the affirmative vote of a plurality of the votes cast by stockholders entitled to vote on the election of directors. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on director elections.

Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR the election of each of the nominees.

DIRECTORS AND EXECUTIVE OFFICERS

After the Annual Meeting, assuming the stockholders elect the nominees of the Board of Directors as set forth in “Proposal ONE: Election of Directors” above, the Board of Directors of the Company will be, and the executive officers of the Company are:

Name	Age	Position
Thomas B. Tyree, Jr.	59	Executive Chairman
Matthew R. Owens	33	President, Chief Executive Officer and Director
Tom L. Brock	47	Vice President, Chief Accounting Officer
Eric J. Christ	40	Vice President, General Counsel and Corporate Secretary
Marianella Foschi	32	Vice President of Finance
Marvin M. Chronister	69	Independent Director
John S. Gaensbauer	49	Independent Director
Peter A. Leidel	63	Independent Director
Wayne W. Murdy	75	Lead Independent Director
Patrick D. O’Brien	71	Independent Director
Audrey Robertson	39	Independent Director

The Company’s Board of Directors currently consists of eight members, and if the stockholders elect Messrs. Gaensbauer, Murdy and Owens to the Board, the Board will continue to consist of eight members. The Company’s directors are divided into three classes serving staggered three-year terms. Each year, the directors of one class stand for re-election as their terms of office expire. Messrs. Owens, Murdy and Gaensbauer are designated as Class I directors, and, assuming the stockholders elect them to the Board as set forth in “Proposal ONE: Election of Directors” above, their terms of office expire in 2023. Messrs. O’Brien and Chronister and Ms. Robertson are designated as Class II directors, and their terms of office will expire in 2021. Messrs. Tyree and Leidel are designated as Class III directors, and their terms of office will expire in 2022.

Set forth below is biographical information about each of the Company’s executive officers, directors and nominees for director.

Thomas B. Tyree, Jr.—Executive Chairman. Mr. Tyree has served as our Executive Chairman since March 2020. Mr. Tyree also currently serves as a director of Antero Resources Corporation and as non-executive Chairman of the Board of Northwoods Energy LLC, a private oil and gas company with assets in Wyoming’s Powder River Basin. Mr. Tyree was previously Northwoods’ founder, CEO, and Executive Chairman, from January 2018 until April 2019. Mr. Tyree also served as a Director of Bonanza Creek Energy from April 2017 through March 2020. Before that, he served as President, Chief Financial Officer and member of the Board of Managers of Vantage Energy, LLC from 2006 to 2016 and as Chief Financial Officer of Bill Barrett Corporation from 2003 through 2006. Prior to Bill Barrett, from 1989 to 2003, Mr. Tyree was an investment banker at Goldman, Sachs & Co., ultimately serving as Managing Director in the Energy Group. Mr. Tyree earned a Bachelor of Arts degree from Colgate University, where he currently serves as a member of its Board of Trustees. He also holds a Master of Business Administration degree from the Wharton School at the University of Pennsylvania. Mr. Tyree's extensive experience as chairman and leadership roles with oil and gas companies and an investment banker, together with his knowledge of the energy industry, has led the Board to conclude that he has the expertise necessary to serve as a director of the Company.

Matthew R. Owens—President, Chief Executive Officer and Director. Mr. Owens is a founder of the Company and has been its President and Chief Executive Officer since February 2020. From our formation until April 2019, he served as our President and from April 2019 to March 2020 he served as our Acting Chief Executive Officer. Mr. Owens has also served as a director of Triple Crown Resources, LLC, a private producer in the Midland Basin, since April 2017. From 2008 to 2010, he served as Operations Engineer for Gasco Energy, working deep, high-pressured gas in the Uinta Basin. While at Gasco Energy, he drilled and completed over 50 wells in the Mancos, Blackhawk and Mesaverde formations. From 2010-2012, Mr. Owens worked at PDC Energy, Inc., an oil and gas exploration and development company with a primary focus on the Wattenberg Field, as an Operations

Engineer, leading the horizontal completion and production activities in the Wattenberg Field. He completed over 45 horizontal Codell and Niobrara wells and was responsible for optimizing production for the program. Mr. Owens holds a BS degree in petroleum engineering from the Colorado School of Mines. We believe that Mr. Owens’ experience founding and leading our growth as our President and his background in completion and production activities qualify him to serve on our board of directors.

Tom L. Brock—Vice President, Chief Accounting Officer. Mr. Brock has served as our Vice President, Chief Accounting Officer since October 2016. Prior to that time, Mr. Brock served as our Senior Director of Accounting since August 2016. Prior to joining us, Mr. Brock served as Vice President, Chief Accounting Officer and Corporate Controller of the American Midstream GP, LLC and American Midstream Partners, LP from November 2013 until his resignation in August 2016. Mr. Brock had previously served as Vice President and Corporate Controller of American Midstream GP, LLC and American Midstream Partners LP from July 2012 until November 2013. Prior to that, Mr. Brock held the position of Director of Trading and Finance with BG Group in Houston, Texas, where he controlled accounting and other functions for its marketing and trading companies beginning in July 2010. Mr. Brock began his career with KPMG LLP, where he spent 13 years holding various positions serving clients in the energy industry. Mr. Brock holds a Bachelor of Accountancy from New Mexico State University and is a CPA licensed in the State of Texas.

Eric J. Christ—Vice President, General Counsel and Corporate Secretary. Mr. Christ has served as our Vice President, General Counsel and Corporate Secretary since November 2016. Prior to joining us, Mr. Christ served as Vice President, Corporate Secretary and General Counsel at VAALCO Energy Inc. from January 2015 to November 2016. Prior to joining VAALCO, Mr. Christ served as Vice President, General Counsel and Corporate Secretary of Midstates Petroleum Company, Inc. from November 2013 to January 2015 and as its Assistant Corporate Counsel from September 2012 to November 2013. Mr. Christ began his legal career at Porter Hedges, LLP in 2005 and continued on to practice corporate and securities law at Vinson & Elkins LLP from 2006 until 2010, where he represented a variety of energy companies. Mr. Christ holds a Bachelor of Arts, with honors, from Amherst College and a J.D., with honors, from the University of Texas School of Law.

Marianella Foschi—Vice President, Finance. Ms. Foschi has served as our Vice President, Finance since September 2019. She previously served as Director of Finance at Extraction from May 2015 until September 2019. Prior to joining Extraction, from 2012 to 2015 Ms. Foschi was an Associate at The Blackstone Group in Houston, focused on mezzanine debt and equity investments across the energy sector. While at The Blackstone Group, Ms. Foschi was responsible for investing $1.5 billion of private capital in the energy sector. From 2010 to 2012, Ms. Foschi was an energy investment banker at Credit Suisse where she developed her expertise in debt, equity and advisory assignments for exploration and production, midstream and oilfield services companies. Ms. Foschi holds a Bachelor in Business Administration (Finance), with highest honors, and a Bachelor of Arts in Economics, both from the University of Texas.

Marvin M. Chronister—Independent Director. Mr. Chronister has served on our board of directors since our IPO in October 2016. Mr. Chronister is currently the owner of Enfield Companies, which is engaged in consulting and investment activities in the oil and gas sector. Mr. Chronister previously served as Interim Chief Executive Officer and Interim President of Bonanza Creek Energy, Inc., a domestic energy exploration and production company, from January 2014 until November 2014 and as a director of Bonanza Creek Energy, Inc., from 2010 to June 2016. From September 2009 until December 2010, Mr. Chronister served as Chairman and interim CEO of Sonde Resources Corp., an oil and gas exploration and production company focused on Western Canada and North Africa, where he also served as a director from 2009 to 2012. Mr. Chronister’s prior professional experience includes roles at Deloitte & Touche, LLP, Kidder Peabody, Merrill Lynch, Transwestern Investments, Kidde Corporation, and N.L. Industries. Mr. Chronister has previously served on the boards of Saratogo Resources, Inc., Harken Energy Corporation and the boards of several private companies and industry associations. Mr. Chronister holds a Bachelor of Business Administration degree from Stephen F. Austin State University. We believe that Mr. Chronister’s experience in investing, corporate finance and corporate governance and his service on the board of various energy companies qualify him for service on our board of directors.

John S. Gaensbauer—Independent Director. Mr. Gaensbauer serves as a member of our board of directors, where he has served since our inception. Mr. Gaensbauer is currently a Managing Director in the Natural Resources Group at Capstone Headwaters LLC, a Denver-based investment banking firm (“Capstone Headwaters”). Prior to joining Capstone Headwaters in May 2016, Mr. Gaensbauer was a partner at Sierra Partners LLC, a Denver-based, private advisory group providing strategic advisory services to clients in the global resource industry (“Sierra

Partners”), a role he held since 2007. Prior to Sierra Partners, Mr. Gaensbauer served as Group Executive, Investor Relations for Newmont Mining Corporation (“Newmont”). Prior to that, Mr. Gaensbauer served as in-house counsel to Newmont, managing the legal affairs and transactions for Newmont’s West African, Central Asian and European operations, as well as counsel to Newmont’s Treasury Group and Newmont Capital, Newmont’s in-house merchant banking group. Prior to joining Newmont, Mr. Gaensbauer practiced corporate and transactional law at Ballard Spahr LLP. Mr. Gaensbauer holds a B.A. degree from Cornell University and Masters of Finance and J.D. degrees from the University of Denver. Mr. Gaensbauer has an extensive background in international mining and natural resource transactions and finance which we believe qualify him for service on our board of directors.

Peter A. Leidel—Independent Director. Mr. Leidel has served as a member of our board of directors since our inception. Mr. Leidel is a member of Yorktown Partners LLC (“Yorktown”), a position he has held since he co-founded it in September 1990. Previously, he was a partner of Dillon, Read & Co. Inc.’s venture capital group, an investment bank, held corporate treasury positions at Mobil Corporation, an oil and gas company, and worked for KPMG LLP, an accounting firm, and for the U.S. Patent and Trademark Office. Mr. Leidel is a director of Mid-Con Energy Partners L.P., Thunder Basin Resources, LLC and Carbon Natural Gas Company and is also a director of certain non-public companies in the energy industry in which Yorktown’s funds hold equity interests. He is also a director of the University of Wisconsin Foundation. He is a graduate of the University of Wisconsin, with a BBA degree in accounting and of the Wharton School at the University of Pennsylvania, with an MBA. We believe that Mr. Leidel’s strong accounting background and previous experience serving as director of various public companies engaged in the oil and natural gas industry qualify him for service on our board of directors.

Wayne W. Murdy—Lead Independent Director. Mr. Murdy has served on our board of directors since December 2016. Mr. Murdy previously served as Chief Executive Officer of Newmont Mining Corporation from 2001 to 2007, where he also served as Chairman from 2002 to 2007. Mr. Murdy is also a former Chairman of the International Council on Mining and Metals, a former Director of the U.S. Mining Association and a former member of the Manufacturing Council of the U.S. Department of Commerce. Mr. Murdy has previously served as a director of Weyerhaeuser Company, Qwest Communications International Inc., BHP Billiton Limited and BHP Billiton Plc. Mr. Murdy received his B.S. in Business Administration from California State University at Long Beach. We believe that Mr. Murdy’s extensive experience in the oil and gas industry as well as his financial and corporate finance experience qualify him for service on our board of directors.

Patrick D. O’Brien—Independent Director. Mr. O'Brien has served on our board of directors since our IPO in October 2016. Since July 2012, Mr. O'Brien has served as a board member of, and advisor to, Elk Meadows Energy Corporation, a private oil and gas exploration and production company. From 2003 until 2010, Mr. O'Brien served as CEO of American Oil & Gas, which was acquired by Hess Corporation. Mr. O'Brien co-founded Tower Colombia Corporation in 1995 and served as its CEO and President. He co-founded Tower Energy Corporation in 1984 and Tower Drilling Company in 1980. In 1980, he joined Montana Power Company as Senior Petroleum Engineer with the responsibility for design, long-range planning and performance economics for its exploration and development programs. He joined the Colorado Interstate Gas Company in 1974, where he was responsible for the design, acquisition and development of company-owned gas storage fields. Mr. O'Brien began his career in the oil and gas industry with the Dowell Division of Dow Chemical Company, where he engineered and supervised all phases of well stimulation and cementing. He has over 30 years of experience working the DJ Basin and the Powder River Basin. Mr. O'Brien received his B.S. in Petroleum Engineering from Montana Tech. We believe that Mr. O'Brien's extensive experience in the oil and gas industry generally and in our geographic area of operation specifically qualifies him for service on our board of directors.

Audrey Robertson —Independent Director. Ms. Robertson has served on our board of directors since September 2019. She is a co-founder and Chief Financial Officer of Franklin Mountain Energy, LLC, a private oil and gas company operating in the core of the Delaware Basin in southeast New Mexico. Previously, Ms. Robertson was a co-founder and Managing Partner of Copper Trail Partners, LLC, a $50 million energy and private equity platform based in Denver and focused on direct ownership of mineral and working interests in the Rocky Mountain region. She spent 13 years as a Partner and Senior Managing Director at Kayne Anderson Capital Advisors, and prior to that, as an investment banker with Goldman Sachs & Co. Ms. Robertson is the co-founder of the Westside Women in Finance and former chairman of the board of advisors of ACE Scholarships. She is currently a trustee and board member of ACE Scholarships. Ms. Robertson remains an active member of the National Western Stock Show Association and is also involved with the Private Equity Women’s Investor Network, 85 Broads, YPO’s Rocky Mountain Chapter and the Women in Oil & Gas Association. She holds a degree in Applied Economics from Cornell University and a Master of Accounting from the University of Southern California. We believe that Ms.

Robertson’s strong finance background and previous experience in leadership roles at oil and gas companies qualify her for service on our board of directors.

MEETINGS AND COMMITTEES OF DIRECTORS

The Board of Directors held 13 meetings in 2019. During 2019, each of our directors attended at least 75% of the meetings of the Board of Directors and the meetings of the committees of the Board of Directors on which that director served.

Executive Sessions. The Board of Directors holds regular executive sessions in which the independent directors meet without any non-independent directors or other members of management. The purpose of these executive sessions is to promote open and candid discussion among the independent directors. The Lead Independent Director presides at these meetings and provides the Board of Directors’ guidance and feedback to our management team. The Board of Directors designated Wayne Murdy to serve as the Lead Independent Director in March 2018.

The Board of Directors has six standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Executive Committee, the Hedging Committee and the Finance Committee.

The Board of Directors expects to meet a minimum of four times per calendar year in 2020 and future years and the Board of Directors expects each Committee of the Board of Directors to meet between two and four times per calendar year in 2020 and future years.

Audit Committee. The members of the Audit Committee are Messrs. Chronister, Gaensbauer and Murdy and Ms. Robertson, and Mr. Murdy serves as Chairman of the Audit Committee. Mr. Gaensbauer was appointed to the Audit Committee in July 2019 and Ms. Robertson was appointed to the Audit Committee when she joined the Board in September 2019. Donald Evans was a member of the Audit Committee until he departed the Board in July 2019. The Audit Committee held five meetings in 2019. Additional information regarding the functions performed by the Audit Committee and its membership is set forth in the “Audit Committee Report” included herein and also in the “Audit Committee Charter” that is posted on the Company’s website at www.extractionog.com.

Compensation Committee. Responsibilities of the Compensation Committee, which are discussed in detail in the “Compensation Committee Charter” that is posted on the Company’s website at www.extractionog.com, include, among other duties, the responsibility to:

•review, evaluate and approve the agreements, plans, policies and programs of the Company to compensate the Company’s executive officers and directors;

•review and discuss with the Company’s management the Compensation Discussion and Analysis included in this Proxy Statement;

•produce the Compensation Committee Report as required by Item 407(e)(5) of Regulation S-K included in this Proxy Statement;

•otherwise discharge the Board’s responsibilities relating to compensation of the Company’s executive officers and directors; and

•perform such other functions as the Board may assign to the Committee from time to time.

The Compensation Committee is delegated all authority of the Board of Directors as may be required or advisable to fulfill its purposes. The Compensation Committee may delegate to its Chairman, any one of its members or any subcommittee it may form the responsibility and authority for any particular matter as it deems appropriate from time to time under the circumstances. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board of Directors, consultants or advisors and such other persons as the Compensation Committee believes to be necessary or appropriate. The Compensation Committee will consult with the Company’s Chief Executive Officer when evaluating the performance of, and setting the compensation for, the Company’s executive officers other than the Chief Executive Officer.

The Compensation Committee may, in its sole discretion, retain and determine funding for legal counsel, compensation consultants, as well as other experts and advisors (collectively, “Committee Advisors”), including the authority to retain, approve the fees payable to, amend the engagement with and terminate any Committee Advisor, as it deems necessary or appropriate to fulfill its responsibilities.

The members of the Compensation Committee are Messrs. Chronister, Gaensbauer, Leidel and O’Brien and Mr. Chronister serves as the Chairman of the Compensation Committee. Mr. Gaensbauer was appointed to the Compensation Committee in May 2019. The Compensation Committee held six meetings in 2019.

Nominating and Governance Committee. The Nominating and Governance Committee advises the Board, makes recommendations regarding appropriate corporate governance practices and assists the Board in implementing those practices. The Nominating and Governance Committee further assists the Board by identifying individuals qualified to become members of the Board, consistent with the criteria approved by the Board, and by recommending director nominees to the Board for election at the annual meetings of stockholders or for appointment to fill vacancies on the Board. Additional information regarding the functions performed by the Nominating and Governance Committee is set forth in the “Corporate Governance” and “Stockholder Proposals; Identification of Director Candidates” sections included herein and also in the “Nominating and Governance Committee Charter” that is posted on the Company’s website at www.extractionog.com.

The members of the Nominating and Governance Committee are Messrs. Chronister, Leidel, Murdy and O’Brien, and Mr. Leidel serves as Chairman of the Nominating and Governance Committee. The Nominating and Governance Committee held three meetings in 2019.

Executive Committee. The Executive Committee is responsible for assisting the Board and the Audit Committee in fulfilling their oversight responsibilities with respect to the annual review of the Company’s oil and natural gas reserves and of any independent qualified reserves consultant; assisting the Board in the development, implementation and monitoring of the Company’s health, safety and environment policies; and assisting the Board and the management of the Company in their oversight of the Company’s long-term strategy development and implementation. The Executive Committee has adopted a charter that is posted on the Company’s website at www.extractionog.com.

The members of the Executive Committee are Messrs. Leidel, O’Brien, Owens and Tyree, and Mr. O’Brien serves as Chairman of the Executive Committee. Mr. Tyree was appointed to the Executive Committee when he joined the Board in March 2020. Mark Erickson and Donald Evans were members of the Executive Committee until they departed the Board in March 2020 and July 2019, respectively.

Hedging Committee. The Hedging Committee was established by the Board of Directors in December 2018 to assist the Board in providing oversight to the Company with respect to its commodity hedging activities. The members of the Hedging Committee are Messrs. Chronister and Gaensbauer, and Mr. Leidel serves as Chairman of the Hedging Committee. The Board expects the Hedging Committee to meet periodically as needed.

Finance Committee. The Finance Committee was established by the Board of Directors in December 2019 to assist the Board in providing oversight to the Company with respect to strategic initiatives to simplify and improve the Company’s capital structure and with respect to debt reduction efforts. The members of the Finance Committee are Mr. Leidel and Ms. Robertson, and Mr. Gaensbauer serves as Chairman of the Finance Committee. The Board expects the Finance Committee to meet periodically as needed.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed PwC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020. The audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2019, was completed by PwC on March 12, 2020.

The Board of Directors is submitting the appointment of PwC for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of PwC, the Audit Committee will reconsider the appointment of that firm as the Company’s auditors.

However, the Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s auditors. The stockholders’ ratification of the appointment of PwC does not limit the authority of the Audit Committee to change auditors at any time.

Audit and Other Fees

The table below sets forth the aggregate fees billed by PwC, the Company’s independent registered public accounting firm, for the last two fiscal years (in thousands):

	2019	2018
Audit Fees(1)	$1,848,275	$1,832,965
Audit-Related Fees	—	30,000
Tax Fees	159,180	108,569
All Other Fees	2,778	2,766
Total	$2,010,233	$1,974,300
___________________________
(1) Audit fees consist of the aggregate fees billed for professional services rendered for (a) the audit of our annual financial statements included in our Annual Report on Form 10-K and a review of financial statements included in our Quarterly Reports on Form 10-Q, (b) the filing of our registration statements for equity securities offerings, (c) the audit of the annual stand-alone financial statements of our subsidiary, (d) services that are normally provided in connection with statutory and regulatory filings or engagements for those years and (e) accounting consultations.

The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of PwC’s audit, audit-related, tax and other services. For the year ended December 31, 2019, the Audit Committee pre-approved 100% of the services described above.

The Company expects that representatives of PwC will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Vote Required

Approval of Proposal TWO requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to be voted at the Annual Meeting. Votes cast FOR or AGAINST and abstentions with respect to this Proposal TWO will be counted as shares entitled to vote on the Proposal. For these purposes, brokers have the discretion to vote if they do not receive voting instructions from the beneficial owner. A vote to ABSTAIN will have the effect of a vote AGAINST the Proposal.

Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the auditors of the Company for the fiscal year ending December 31, 2020.

COMPENSATION COMMITTEE REPORT

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402 of Regulation S-K promulgated by the SEC with management of the Company, and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Compensation Committee of the Board of Directors

Marvin M. Chronister, Chairman
John S. Gaensbauer, Member
Peter A. Leidel, Member
Patrick D. O’Brien, Member

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

This Compensation Discussion and Analysis provides information about our rationale and policies regarding the compensation of the executive officers who were our “Named Executive Officers” for 2019, including all individuals who served as our principal executive officer (Mr. Owens and Mr. Erickson), all individuals who served as our principal financial officer (Mr. Kelley and Mr. Brock), and our two most highly compensated executive officers other than our principal executive officers and principal financial officers who were serving at the end of 2019 (Mr. Christ and Ms. Foschi). Our Named Executive Officers for 2019 consist of:

Name	Principal Position
Matthew R. Owens	President, Chief Executive Officer and Director
Mark A. Erickson	Former Chief Executive Officer and Chairman
Russell T. Kelley, Jr.	Former Chief Financial Officer
Tom L. Brock	Vice President, Chief Accounting Officer and Principal Financial Officer
Eric J. Christ	Vice President, General Counsel and Corporate Secretary
Marianella Foschi	Vice President of Finance

Other than the individuals listed above, no other individuals served as executive officers for us in 2019. This Compensation Discussion and Analysis is intended to provide context for the tabular disclosure provided in the executive compensation tables below and to provide investors with the material information necessary to an understanding of our compensation policies and decisions.

Executive Summary

We are an independent oil and natural gas company operating in the DJ Basin, where we develop unconventional oil and natural gas reserves. As we grow reserves, production, and cash flow by developing our liquids-rich resource base, we seek to create long-term value for our stockholders, employees, energy consumers, and the communities in which we work. With these goals in mind, our executive compensation program is designed to attract, retain, motivate, and appropriately reward talented and experienced executives while ensuring that the interests of the Named Executive Officers are aligned with the long-term interests of our stockholders.

2019 Company Performance

Despite the headwinds facing the exploration and production industry during the year, we accomplished a number of significant achievements in 2019, including the following:

•We generated $122 million and $36 million of free cash flow for the second half of 2019 on an upstream and fully consolidated basis, respectively;

•We reduced outstanding borrowings under our revolving credit facility by $80 million during the fourth quarter of 2019;

•We began drilling under our Operating Agreement in the City and County of Broomfield, redefining “industry standard” and establishing a new, higher bar for operating above state and federal regulations;

•We reduced our “all-in” cycle times by 29% as compared to 2018, with our average cycle time on a two-mile well for drilling, clean-out, completion, and flow back to a total of only 10.7 days;

•We diversified our midstream takeaway options, mitigating the basin-wide capacity shortages that significantly curtailed our production during 2018;

•We built on our strong safety record, which has now eclipsed 2 million employee hours without a single, recordable employee incident.

•We reduced our cash general and administrative (“G&A”) expense from $2.39/barrel of oil equivalent (“BOE”) in 2018 to $1.69/BOE in 2019, a 29% decline year-over-year.

•We generated approximately $56 million of cash proceeds through the divestiture of non-strategic assets in a difficult divestiture market.

CEO Target Compensation vs. Realized Compensation

The Compensation Committee believes that the compensation actually received by our Named Executive Officers should be strongly correlated with the Company’s performance and also the overall stockholder experience. The Committee believes that the compensation program in place accomplishes this, with a large portion of overall target compensation dependent on achieving specific pre-determined quantitative goals and the Company’s long-term total stockholder return, both on an absolute basis and on a relative basis as compared to our peers. The chart below depicts, for the last three fiscal years, the amount of compensation targeted to be delivered to our CEO and the amount of compensation actually realized by him in those three years, along with the Company’s average share price during those three years. We have included Mr. Owens’s compensation in the chart below because he became our interim CEO in April 2019 when Mr. Erickson took a medical leave of absence, and the Compensation Committee recognized Mr. Owens’s service in this role when determining his compensation for 2019.

CEO 3-Year Target vs. Realized Compensation

Target Compensation: Target base salary rate, target short-term cash incentive program (“STIP”) bonus, and target grant under our 2016 Amended and Restated Long Term Incentive Plan (“LTIP”)

Realized Compensation: Actual base salary received, actual STIP bonus awarded, and value of equity awards at the time of vesting. For more detail on “Realized Compensation,” see page 28.

Stock Price: Valued using the average closing price for each fiscal year, which was $15.41 for 2017, $11.97 for 2018, and $3.56 for 2019.

The realized compensation depicted here is significantly lower than the compensation indicated in the “Summary Compensation Table” on page 27, largely due to the fact that the Summary Compensation Table utilizes the accounting value of equity awards as of the date of grant, rather than the actual value of those awards upon vesting. Additionally, some equity awards presented in the Summary Compensation Table as compensation, such as performance-based equity awards, may only be partially earned or unearned altogether based on actual performance under the performance metrics of such awards. The chart above is not intended to replace the Summary

Compensation Table. Rather, the Summary Compensation Table and the information above each serves a different purpose and provides a different insight for investors.

Changes to Our Executive Compensation Program

In light of the continuing moderation in oil prices and current industry conditions, and the impact they had on our performance during 2019, and the expected ongoing impact on the price of our Common Stock during the year, the Compensation Committee made the following executive compensation decisions for 2019, in an effort to align executive compensation with the overall stockholder experience:

•Maintained the base salaries of our Chief Executive Officer, President and Chief Financial Officer at existing levels in place since 2017. Through the end of 2019, the base salaries for our President and Chief Financial Officer have remained unchanged since our initial public offering in 2016. Additionally, effective April 1, 2020, the Company’s officers took a voluntary 10% reduction in their base salary and target bonus amount for the remainder of 2020.

•In the third quarter of 2019, the Board amended the Company’s capital budget to execute upon a more measured pace of development to focus on generating free cash flow and to deemphasize the Company’s production growth. While the 2019 STIP would have allowed the Compensation Committee the ability to adjust the metrics in the program to account for the revised budget, due to the negative stock price performance of the Company during 2019, the Compensation Committee elected not to adjust the impacted metrics; and

•The Compensation Committee designed the performance-based long-term equity incentive awards issued in 2019 to be a mix of both share-settled and cash-settled awards to mitigate potentially extensive dilution to the Company’s Common Stock given the decline the Company’s stock price.

CEO Pay at a Glance

To ensure that the interests of the Named Executive Officers are aligned with stockholders, the Compensation Committee has designed our executive compensation program to include a substantial amount of pay that is at-risk. At-risk pay may be performance-based, equity-based, or both. The chart below shows that 85% of our current Chief Executive Officer’s 2019 target compensation is comprised of at-risk pay, while his guaranteed base salary comprises only 15% of his target annual compensation. We have included Mr. Owens’s compensation in the charts below because he became our interim CEO in April 2019 when Mr. Erickson took a medical leave of absence, and the Compensation Committee recognized Mr. Owens’s service in this role when determining his compensation for 2019.

2019 CEO Target Pay Mix

Say-on-Pay and Say-on-Frequency

As of December 31, 2017, the Company no longer qualified as an emerging growth company (as such term is defined in the Jumpstart Our Business Startups Act, also known as the JOBS Act). As such, the Company in 2018 began offering stockholders the opportunity to vote, on a non-binding advisory basis, to approve the Company’s executive compensation programs, colloquially known as “Say-on-Pay.” In 2019, 97.3% of the votes cast by our stockholders approved, on a non-binding advisory basis, the executive compensation of our Named Executive Officers. The Compensation Committee viewed the results of the 2019 Say-on-Pay vote as supportive of our executive compensation programs for our Named Executive Officers. The Committee will continue to assess the results of Say-on-Pay votes with careful consideration of our stockholders’ preferences and will determine what, if any, changes should be made to our executive compensation programs currently in place.

In May 2018, we also offered stockholders the opportunity to vote, on a non-binding advisory basis, on the frequency of such Say-on-Pay votes, or “Say-on-Frequency.” 99.7% of the votes cast by our stockholders were cast in favor of the Company holding Say-on-Pay votes annually. The Board of Directors considered the results of this Say-on-Frequency advisory vote and, as such, the Company is again including a Say-on-Pay proposal in this Proxy Statement and intends to continue to do so annually. We again look forward to receiving feedback from our stockholders regarding the Company’s executive pay practices, as we value our stockholders’ evaluation of our executive compensation programs and policies. As discussed in more detail in Proposal THREE below, the Board has recommended that stockholders vote, on a non-binding advisory basis, to approve our executive compensation programs as described below.

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

Our executive compensation policies are designed to align Named Executive Officer and stockholder interests and create value for investors while attracting and retaining talented executives with the skills and expertise to help us achieve our financial and operational goals. We have a strong interest in the retention of our current Named Executive Officers as their dedication and experience allows us to efficiently achieve our corporate objectives and create value for stockholders. We aim to provide effective retention mechanisms while preventing excessive payments or improper incentives. We strive to maintain competitive pay practices within our industry while ensuring that our stockholders receive strong returns and security for their investment. We aim to accomplish this through linking our executive compensation to several measures of the Company’s short-term and long-term performance. A majority of our compensation program is structured based on pay that is at-risk.

The Compensation Committee regularly reviews best compensation and governance practices in attempt to ensure that our executive compensation program is designed such that it is consistent with those practices while striving to achieve the compensation objectives described above. The following table provides a brief summary of some of our compensation practices.

What we do:	What we don’t do:
•Pay for performance, including pay for sustained performance over multi-year periods	•No single-trigger change in control vesting or severance payments
•Majority of pay at-risk	•No gross-ups for severance or change in control payments
•Equity awards subject to multi-year vesting periods	•No guaranteed annual bonuses
•Policy prohibiting hedging transactions	•No excessive perquisites
•Policy prohibiting pledging transactions subject to limited exceptions with Audit Committee approval	•No payment of current dividends on unvested equity awards
•Independent compensation consultant •Representative and relevant peer group
•Stock ownership guidelines for non-employee directors and executives

HOW WE MAKE COMPENSATION DECISIONS

Role of the Compensation Committee

The Compensation Committee has the responsibility to review and approve the compensation policies, programs, and plans for the Company’s officers and directors, including administering our LTIP. The Compensation Committee is also responsible for reviewing our Compensation Discussion and Analysis and producing the Compensation Committee Report with respect to our executive compensation disclosures. Finally, the Compensation Committee establishes our compensation objectives to maintain a competitive and effective compensation program. The Compensation Committee, in administering the compensation program for our directors and officers, employs several analytic tools and considers information from multiple resources. Subject in certain circumstances to Board approval, the Compensation Committee has the authority to make final decisions with respect to our executive compensation program. For more detailed information regarding the Compensation Committee, the current Compensation Committee Charter is posted on the Corporate Governance page of the investor relations section of the Company’s website at www.extractionog.com.

Role of Compensation Consultant in Compensation Decisions

The Compensation Committee has retained Frederic W. Cook & Company (“FW Cook”), as the Committee’s independent compensation consultant. FW Cook provides advice to and works with the Compensation Committee in designing and implementing the structure and mechanics of the Company’s executive compensation regime as well as other matters related to officer and director compensation. For example, FW Cook worked with the Compensation Committee to design the STIP and the LTIP for executive officers first implemented in 2017. In addition, FW Cook provides the Compensation Committee with external context such as relevant market and peer-company data, trends in executive compensation, and developments in executive compensation practices. This information assists the Compensation Committee in making executive and director compensation decisions based on market pay levels and best practices.

The Compensation Committee made the decision to retain FW Cook again in 2019, and FW Cook reports directly and exclusively to the Compensation Committee. FW Cook does not have authority to make compensation-related decisions for the Compensation Committee or otherwise with respect to the Company, and the Compensation Committee is not required to utilize any of the information or advice provided by FW Cook. In addition, other than its services performed for the Compensation Committee, FW Cook does not provide additional services to management, the Company, or its affiliates. The Compensation Committee has the discretion to allow FW Cook to work with management in preparing or reviewing materials for the Compensation Committee’s consideration. During 2019, and after taking into consideration the factors listed in NASDAQ Listed Company Rule 5605(d)(3)(D), the Compensation Committee concluded that neither it nor the Company have any conflicts of interest with FW Cook, and that FW Cook is independent from management. Other than FW Cook, no other compensation consultants provided services to the Compensation Committee during 2019.

Role of Executive Officers in Compensation Decisions

After reviewing the information and advice provided by FW Cook, our corporate goals, historic and projected performance, the current economic environment, and any other relevant factors, the Compensation Committee determines the compensation for our Executive Chairman and Chief Executive Officer. In making compensation determinations with respect to the other Named Executive Officers, the Compensation Committee may consider recommendations from our Executive Chairman or Chief Executive Officer but retains sole discretion over final compensation determinations. Additionally, the Compensation Committee requests that the Named Executive Officers provide recommendations on the appropriate goals when establishing the qualitative and quantitative performance metrics for the short-term cash incentive program. The Compensation Committee may disregard any such suggestions or observations made by our executive officers. In addition, a Named Executive Officer may attend Compensation Committee meetings upon invitation to report on the Company’s progress with respect to the annual quantitative and qualitative performance metrics, but is excluded from any discussions involving the officer’s individual compensation.

Determining Compensation Levels

As discussed above, the Compensation Committee has the overall responsibility for establishing the elements, terms, and target value of compensation delivered to our Named Executive Officers. The Compensation Committee strives to develop competitive, but not excessive, compensation programs for our Named Executive Officers in order to recruit, retain, and motivate talented and experienced executives in our industry. An important element of the Compensation Committee’s decision-making process includes the use of compensation data produced by FW Cook, including direct data from our peer group, other industry compensation surveys, and proprietary data developed by FW Cook. The Compensation Committee uses this data to help evaluate each Named Executive Officer’s individual performance, the Company’s overall performance, and market conditions to reach compensation decisions for individual Named Executive Officers.

Peer Group

The Compensation Committee, with input from FW Cook, chose our 2019 peer group after reviewing the relative market capitalization, revenues, balance sheet strength, and location of assets of a number of similar companies in the upstream exploration and production business. In addition, the Compensation Committee attempted to select a sufficient number of peers to withstand possible attrition in the event of industry consolidation. After taking these considerations into account, the Compensation Committee removed Energen Corporation, EP Energy Corporation, Parsley Energy, Inc., Resolute Energy Corporation, RSP Permian, Inc., and WildHorse Resource Development Corporation from our peer group, and added Gulfport Energy Corporation, Jagged Peak Energy, Inc., Montage Resources Corporation, and Whiting Petroleum Corporation and determined that the companies included in the table below reflected an appropriate peer group for 2019:

⋅Callon Petroleum Company	⋅Laredo Petroleum, Inc.	⋅SM Energy Company
⋅Carrizo Oil & Gas, Inc.	⋅Matador Resources Company	⋅SRC Energy, Inc.
⋅Gulfport Energy Corporation	⋅Montage Resources Corporation	⋅Whiting Petroleum Corporation
⋅HighPoint Resources Corporation	⋅Oasis Petroleum, Inc.	⋅WPX Energy, Inc
⋅Jagged Peak Energy Inc.	⋅PDC Energy, Inc.

Compensation and total stockholder return data from the above peer group was used by the Compensation Committee when making decisions regarding the compensation paid to our Named Executives Officers as well as for the relative total stockholder return comparison for the performance-based restricted stock unit awards (“2019 PSUs”) awarded to our Named Executive Officers in April 2019 for the three-year performance period covering January 1, 2019 through December 31, 2021. As described in “2019 Awards under the LTIP” below, at the end of the performance period, the Compensation Committee will certify the total stockholder return for our stock in comparison to our peer group, which will determine the payout level for the relative total stockholder return portion of the 2019 PSUs granted to our Named Executive Officers. With respect to Carrizo Oil & Gas, Inc., Jagged Peak Energy Inc., and SRC Energy, Inc., those companies were acquired by a competitor since the grant date of the 2019 PSUs and will no longer be considered as a part of the peer group when determining performance under the 2019 PSUs.

ELEMENTS OF COMPENSATION

Base Salary

Each Named Executive Officer’s base salary is a fixed component of compensation each year for performing specific job duties and functions. Base salary is an integral component of our compensation and a crucial aspect of retaining top executive talent. The Compensation Committee works together with our Chief Executive Officer to determine the amount, if any, of modifications to the base salary levels for each of our Named Executive Officers, except for the base salary of the Executive Chairman and the Chief Executive Officer, which are set directly by the Compensation Committee alone. Adjustments to the base salary rates for our Named Executive Officers are made upon consideration of factors that the Compensation Committee deems relevant, including, but not limited to: (a) any increase or decrease in the executive’s responsibilities, (b) the executive’s experience, (c) the executive’s job performance, and (d) the level of compensation paid to executives of other companies with which we compete for executive talent, as estimated based on publicly available information and the experience of the members of the Compensation Committee. After considering each of these factors, the Compensation Committee made the following adjustments to base salaries for our Named Executive Officers, effective in March 2019.

Name	2018 Base Salary	2019 Base Salary
Mark A. Erickson................................................................................	$500,000	Unchanged
Matthew R. Owens.............................................................................	$450,000	Unchanged
Russell T. Kelley, Jr...........................................................................	$450,000	Unchanged
Tom L. Brock......................................................................................	$335,000	$345,050
Eric J. Christ........................................................................................	$335,000	$345,050
Marianella Foschi...............................................................................	$287,500	$300,000

The base salaries for Messrs. Erickson, Owens, and Kelley were unchanged during 2019. In connection with his appointment to the Chief Executive Officer role in March 2020, Mr. Owens’s base salary was increased to $500,000. The total base salary paid to each of our Named Executive Officers for services provided during 2019 is reported below in the “Salary” column of our Summary Compensation Table.

Effective April 1, 2020, the Company’s officers took a voluntary 10% reduction in their base salary and target bonus amount for the remainder of 2020.

Annual Incentive Bonus—2019 Short-Term Cash Incentive Program (STIP)

The STIP measures Company-wide performance based upon both quantitative and qualitative metrics. The 2019 STIP was designed to provide pre-established objective performance criteria that could be communicated to our Named Executive Officers to motivate them to achieve specific short-term financial and operational goals. The 2019 STIP also provides for an established payout structure, with payout percentages that are calculated based upon actual performance as compared to quantitative and qualitative performance goals. The quantitative metrics allow the executives to strive towards very specific numerical performance goals, while the qualitative factors allow the Compensation Committee to evaluate more holistic Company goals. Furthermore, the 2019 STIP allows the Compensation Committee the flexibility to adjust awards if necessary based on individual performance and any relevant market adjustments.

The quantitative performance metrics utilized in 2019, which in the aggregate were weighted 80% of the total annual incentive opportunity, included both financial (45% of the overall 2019 STIP) and operational (35% of the overall 2019 STIP) performance goals. All of the goals excluded the impacts associated with any of the Company’s unrestricted subsidiaries, such as Elevation Midstream, LLC, and the impact of any long-term incentive awards that are settled in cash.

The financial goals included:

•Free Cash Flow, calculated as the Company’s 2019 cash flow from operations plus cash flow from investments as presented in the Company’s audited financial statements (“Free Cash Flow Metric”); and

•Return on Invested Capital, which is the Company’s Adjusted EBITDAX for 2019, as disclosed in the Company’s filings with the Securities and Exchange Commission, divided by the Company’s average gross cash invested (“ROIC Metric”).

The operational goals included:

•Proved Developed Reserves Growth, calculated as year-end 2019 proved developed reserves divided by year-end 2018 proved developed reserves (“Reserve Growth Metric”);

•Production Growth, calculated as production for 2019 divided by production for 2018, in each case measured by BOE (“Production Growth Metric”);

•Net Cash G&A, calculated as annual cash G&A less any cash reimbursements (“Cash G&A Metric”); and

•Lease Operating Expenses, which excludes surface rental fees, transportation, and marketing expense and production taxes (“Operating Cost Metric”).

The Compensation Committee established that 20% of the overall 2019 STIP would be associated with the execution on the Company’s strategic goals.

The chart below summarizes the metrics and performance levels established by the Compensation Committee for 2019.

	WEIGHTING	THRESHOLD PERFORMANCE LEVEL	TARGET PERFORMANCE LEVEL	MAXIMUM PERFORMANCE LEVEL
Quantitative Metrics—80% Aggregate Weighting
Financial
•Free Cash Flow Metric	25%	($10 million) Payout 12.5%	$0 Payout 25%	$25 million Payout 50%
•ROIC Metric	20%	23% Payout 10%	25% Payout 20%	27% Payout 40%
Operational
•Reserve Growth Metric	10%	12% Payout 5%	16.5% Payout 10%	20% Payout 20%
•Production Growth Metric	15%	15% Payout 7.5%	19% Payout 15%	23% Payout 30%
•Cash G&A Metric	5%	$71.5 million Payout 2.5%	$65 million Payout 5%	$58.5 million Payout 10%
•Operating Cost Metric	5%	$104.5 million Payout 2.5%	$95 million Payout 5%	$85.5 million Payout 10%
Qualitative Factors—20% Aggregate Weighting
•Strategic Goals	20%	Determined at Compensation Committee’s discretion based on execution of strategic goals

After the level of performance is determined, the payout percentage for each individual metric is added together to calculate the total payout percentage for each Named Executive Officer. The Compensation Committee may then further adjust the total payout percentage for each Named Executive Officer either up or down to take into account individual performance or for other factors. The final payout percentage is then multiplied by the participant’s target bonus opportunity. For 2019, the target bonus opportunities for our Named Executive Officers, as a percentage of their base salaries at year-end, were 150% for Mr. Erickson, 100% for Messrs. Owens and Kelley, and 75% for Messrs. Brock and Christ. As Ms. Foschi was only designated an executive officer of the Company in 2019, she participated in the bonus program established for non-executive employees.

In March 2020, the Compensation Committee met to determine the payout percentage for each metric based on the actual level of performance achieved for each of the qualitative and quantitative performance factors. The Compensation Committee reviewed and discussed the data regarding the Company’s performance as compared to the targets for each quantitative performance metric established for 2019.

In the third quarter of 2019, the Board amended the Company’s capital budget to execute upon a more measured pace of development to focus on generating free cash flow and to deemphasize the Company’s production growth. While the 2019 STIP would have allowed the Compensation Committee the ability to adjust the metrics in the program to account for the revised budget, due to the negative stock price performance of the Company during 2019, the Compensation Committee elected not to adjust the impacted metrics.

The Compensation Committee calculated the payout percentage for the financial quantitative metrics of 17.7% and the operational quantitative metrics of 34.6% by applying the actual results for each quantitative metric for 2019 to the targets approved by the Compensation Committee.

With respect to the financial quantitative metrics, the Company achieved performance (i) below the threshold level for the Free Cash Flow Metric, resulting in no payout for that metric and (ii) slightly under the target level for the ROIC Metric, resulting in a payout percentage of 17.7% for that measure.

With respect to the operational quantitative metrics, the Company achieved performance (i) at the threshold level for the Reserve Growth Metric, resulting in a 5% payout percentage for that measure, (ii) between the target and maximum levels for the Production Growth Metric, resulting in a payout percentage of 15.2% for that measure, (iii) between the threshold and target levels for the Operating Cost Metric, resulting in a payout percentage of 4.4% for that measure, and (iv) at the maximum level for the Cash G&A Metric, resulting in a payout percentage of 10% for that measure.

With respect to the qualitative metrics, the Compensation Committee considered a variety of factors, including leadership through a transition of management, support of business development activities, provision of strategic and tactical advice to the Board, commitment to ethics and integrity and driving a culture of compliance, and successful development and management of external partnerships, in determining a payout percentage of 0% for Mr. Erickson, 30% for Mr. Owens, 40% for Mr. Christ, and 20% for Mr. Brock.

The following chart shows the Compensation Committee’s determination with respect to the 2019 STIP performance measures:
Quantitative Metrics

Metric	Threshold	Target	Maximum	Actual Result	Payout Percentage
Financial
Free Cash Flow	($10 million)	$0	$25 million	($69 million)	0.0%
ROIC	23%	25%	27%	24.5%	17.7%
Operational
Reserve Growth	12%	16.5%	20%	12%	5.0%
Production Growth	15%	19%	23%	19.1%	15.2%
Operating Cost	$ 104.5 million	$ 95 million	$ 85.5 million	$ 97.2 million	4.4%
Cash G&A	$ 71.5 million	$ 65 million	$ 58.5 million	$ 49.3 million	10.0%

Qualitative Metrics

Metric	Minimum	Target	Maximum	Payout Percentage
Execution on Strategic Goals
Mark A. Erickson	0%	20%	40%	0%
Matthew R. Owens	0%	20%	40%	30%
Eric J. Christ	0%	20%	40%	40%
Tom L. Brock	0%	20%	40%	20%

The amount paid to each Named Executive Officer under the 2019 STIP are outlined in the chart below and are reported in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column:

Name	Base Salary as of 12/31/19		Target Bonus as % of Base Salary		Payout Percentage		2019 STIP Award
Mark A. Erickson	$ 500,000	X	150%	X	52%	=	$390,000
Matthew R. Owens	$ 450,000	X	100%	X	82%	=	$369,000
Tom L. Brock	$ 345,050	X	75%	X	72%	=	$186,300
Eric J. Christ	$ 345,050	X	75%	X	92%	=	$238,050

2019 Awards under the LTIP

Our stockholder-approved LTIP is intended to attract, retain, and motivate our employees, directors, and consultants. Our Named Executive Officers are eligible to participate in the LTIP, which provides for the grant of cash and equity-based awards, including options to purchase shares of our Common Stock, stock appreciation rights, restricted stock, restricted stock units (“RSUs”), bonus stock, dividend equivalents, other stock-based awards, performance awards and annual incentive awards. Since the adoption of our LTIP, we have awarded time-vesting RSUs, performance-vesting restricted stock awards (“PSAs”), performance-vesting RSUs (“PSUs”), and stock options under the Plan.

2019 Restricted Stock Units and Performance Stock Units under the LTIP

In March 2019, the Compensation Committee granted time-vesting RSUs and performance-vesting PSUs to certain of our Named Executive Officers. For Messrs. Erickson, Owens, and Kelley, 75% of the targeted award value was issued in PSUs and 25% of the targeted award value was issued in RSUs. For Messrs. Brock and Christ, 50% of the targeted award value was issued in PSUs and 50% of the targeted award value was issued in RSUs. For Ms. Foschi, 38% of her targeted award was issued in RSUs and 62% of her targeted award was issued in time-vesting restricted cash, which was granted to her before she was designated as an executive officer, and which vests 25% on the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date, subject to her continued service. With respect to the PSUs issued, a portion were issued such that they would be settled in our Common Stock and a portion were issued such that they would be settled in cash. The Compensation Committee designed this to mitigate potentially extensive dilution to our Common Stock given the decline the Company’s stock price.

The Compensation Committee determined the above mix of awards granted in 2019 would help to ensure that a meaningful portion of our Named Executive Officers’ compensation is performance-based and variable based on the performance of our stock price, including stock price relative to our peers, as well as the Company’s return on capital invested, thus incentivizing our Named Executive Officers to achieve long-term Company performance goals and superior operational execution.

The RSUs granted to the Named Executive Officers in April 2019 are scheduled to vest, subject to continued employment with us and the terms of the LTIP, in equal amounts on April 1, 2020, 2021 and 2022.

For the 2019 PSUs, the performance metrics are (i) relative total stockholder return, which measures the Company’s total stockholder return as compared to the total stockholder return of 15 peer group companies (“RTSR”), (ii) absolute total stockholder return, which provides for payout of such PSUs only in the event of positive stockholder return (“ATSR”), and (iii) return on capital invested (“ROIC”), in each case measured over the performance period from January 1, 2019 through December 31, 2021. The Compensation Committee determined that these metrics were appropriate performance measures over the performance period because they are intended to align the interests of our Named Executive Officers with those of stockholders. In addition, due to the sustained volatility in commodity prices, the Compensation Committee felt that the PSUs should also partially vest based on performance relative to peers in our industry.

At the end of the performance period, the 2019 PSUs will vest based on the Compensation Committee’s certification of the Company’s RTSR, ATSR, and ROIC for the performance period. Following such certification of performance, the 2019 PSUs will vest as follows:

Relative Total Stockholder Return (RTSR):

Level	Performance (Percentile Rank vs. Peers)	Payout (% of Target)	% of Granted PSUs to Vest
Less than Threshold	< 30th Percentile	0%	0%
Threshold	30th Percentile	50%	15%
Target	55th Percentile	100%	30%
Maximum	80th Percentile	200%	60%

Absolute Total Stockholder Return (ATSR):

Level	Yearly Average ATSR	Payout (% of Target)	% of Granted PSUs to Vest
Less than Threshold	< 5%	0%	0%
Threshold	5%	50%	15%
Target	10%	100%	30%
Maximum	15% or more	200%	60%

Return on Capital Invested (ROIC):

Level	Yearly Average ROIC	Payout (% of Target)	% of Granted PSUs to Vest
Less than Threshold	< 18%	0%	0%
Threshold	18%	50%	20%
Target	20.5%	100%	40%
Maximum	23% or more	200%	80%

A portion of the 2019 PSUs will be forfeited entirely if the Company does not achieve at least the threshold level of RTSR, ATSR, and ROIC with respect to that portion. In the event that target performance is achieved for a particular metric, 100% of the number of PSUs granted associated with that metric will be earned. In the event that maximum performance is achieved on each of the three metrics, 200% of the 2019 PSUs granted will become vested. Payout levels for performance between threshold, target, and maximum for a metric will be calculated using straight line interpolation.

Other Compensation Elements

We have historically offered participation in broad-based retirement and health and welfare plans to all of our employees, including our Named Executive Officers. We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code of 1986 (as amended, the “Tax Code”) where employees, including our Named Executive Officers, are allowed to contribute portions of their base compensation to a tax-qualified retirement account. We provide matching contributions equal to 100% of the first 6% of employees’ eligible compensation contributed to the plan. We also pay the premiums for life insurance coverage of $100,000 for each of our employees, including our Named Executive Officers on a non-discriminatory basis.

We have not in the past maintained, and do not currently maintain or plan to maintain, any defined benefit pension plans or nonqualified deferred compensation plans.

In addition, minimal perquisites have historically been provided to our Named Executive Officers, namely, with respect to Messrs. Owens and Kelley, a vehicle allowance. In February 2020, the Company ceased providing vehicle allowances for employees that do not regularly work in field operations, such as our Named Executive Officers.
EMPLOYMENT AGREEMENTS

Historically, we have entered into employment agreements with each of our Named Executive Officers. However, in 2019 the Compensation Committee began to design, and in 2020 the Company adopted, an Executive Severance Plan covering certain designated officers, including Messrs. Brock and Christ and Ms. Foschi. Upon entering into participation agreements under the Executive Severance Plan, the employment agreements between the Company and Messrs. Brock and Christ were terminated. Mr. Owens continues to have an employment agreement with the Company and Mr. Tyree, the Company’s Executive Chairman, entered into an employment agreement when he joined the Company in March 2020.

The Compensation Committee has determined that having employment agreements with Mr. Owens and Mr. Tyree is in the best interests of the Company and its stockholders. Many of the companies with which we compete for executive talent provide similarly situated executives with employment agreements and, as such, the agreements are an important recruiting and retention tool. For a description of the terms of the employment agreements with each of our Named Executive Officers, please see the section below entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

POST-EMPLOYMENT ARRANGEMENTS

All of our Named Executive Officers either have employment agreements or are participants under our Executive Severance Plan that provide for compensatory payments and benefits upon certain termination events, including a termination event in connection with a change in control. In addition, certain awards pursuant to our LTIP provide for termination and change in control protection. For a discussion regarding the mechanics and amounts of these payments, please see the “Potential Payments upon Termination or Change in Control” discussion below. We do not have any single-trigger arrangements (i.e., arrangements that provide for payments to executives solely upon a change in control). In exchange for the severance benefits afforded to our Named Executive Officers in their employment agreements, the Named Executive Officers must execute (and not revoke) a general release and, in addition, are subject to certain ongoing obligations that accrue to the benefit of the Company, including certain confidentiality, non-competition, and non-solicitation obligations.

We provide these post-employment arrangements in order to retain our Named Executive Officers and to allow them to focus on enhancing the value of the Company without taking into account the personal impact of their business decisions. Our post-employment arrangements are intended to allow our Named Executive Officers to objectively manage the Company and provide a competitive benefit for attracting and retaining executives.

TAX AND ACCOUNTING CONSIDERATIONS

The Compensation Committee and the Company review and consider the tax, accounting, and securities law implications of our compensation programs.

Section 162(m). When setting executive compensation, we consider many factors, such as attracting and retaining executives and providing appropriate performance incentives. We also consider the after-tax cost to the Company in establishing executive compensation programs, both individually and in the aggregate, but tax deductibility is not our sole consideration. Section 162(m) of the Tax Code generally disallows a federal income tax deduction to public companies for annual compensation over $1 million (per individual) paid to their chief executive officer, chief financial officer, and the next three most highly compensated executive officers (as well as certain other officers who were covered employees in years after 2016). The 2017 Tax Act eliminated most of the exceptions from the $1 million deduction limit, except for certain arrangements in place as of November 2, 2017. As a result, most of the compensation payable to our Named Executive Officers in excess of $1 million per person in a year will not be fully deductible.

Accounting for Executive Compensation. Currently, we account for all equity-based compensation under the rules of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). This rule requires us to estimate the expense of each equity award over the vesting period of the award and record it as such. We are also obligated to record cash-based awards as an expense at the time our payment obligation is accrued.

RISK ASSESSMENT AND MITIGATION

The Compensation Committee has reviewed our executive and non-executive compensation programs and believes that they do not encourage excessive or unnecessary risk-taking. We believe that any risk inherent in our compensation programs is unlikely to have a material adverse effect on us. In designing and implementing our award structure, we worked closely with FW Cook to mitigate any risks and to design the program to minimize the creation of imprudent incentives for our executives. We believe that our performance-based compensation does not encourage unnecessary risks because the executive pay mix is sufficiently diversified over several performance metrics as well as over short-term and long-term compensation.

Our compensation program structure and policy includes the following features that are intended to prevent and safeguard against excessive risk-taking:

•Payments under our STIP are based upon the Compensation Committee’s certification and review of a variety of performance metrics, which is intended to diversify the risk associated with any single performance indicator;

•Our LTIP awards for executive officers generally have performance or vesting periods of at least three years, which is intended to encourage executives to focus on sustaining the performance of the Company and its stock price;

•Our goal is to pay compensation that is competitive with the market and our industry peers, while not being excessive;

•Our compensation mix is intended to be balanced among fixed and variable components, annual and long-term compensation, and cash- and equity-based awards that reward performance in the Company’s and executive’s long-term best interests;

•Our incentive compensation plans cap the maximum payout and implement design features that are intended to discourage excessive risk-taking;

•The Compensation Committee has an appropriate level of discretion to reduce payments under the STIP;

•Our insider trading policy contains a general anti-hedging and, subject to limited exceptions with Audit Committee approval, anti-pledging policy for all insiders; and

•We do not have any agreements that provide for payments solely upon the occurrence of a change in control.

Recoupment of Compensation

Our LTIP and employment agreements entered into with Messrs. Tyree and Owens are subject to deductions and clawbacks that may be required to be made pursuant to any law, government regulation, or stock exchange listing requirement or by any policy adopted by us.

Anti-Hedging and Anti-Pledging Policy

The Company maintains an insider trading policy that prohibits trading shares of our Common Stock when in possession of material non-public information. It also prohibits the hedging and, unless a waiver is obtained from our Audit Committee, the pledging of our shares. Since the adoption of our insider trading policy at the time of our initial public offering, the Audit Committee has not granted any waivers to the policy’s general prohibition on pledging.

Stock Ownership Guidelines

We maintain stock ownership guidelines for non-employee directors and executives, including our Named Executive Officers. The details of the stock ownership guidelines applicable to our Named Executive Officers are outlined below. For information regarding the stock ownership guidelines applicable to our non-employee directors, please see the section of this Proxy Statement below entitled “Director Stock Ownership Guidelines.”

Feature	Executives
Structure and Amount	Chief Executive Officer—5X Annual Base Salary President and CFO—3X Annual Base Salary Senior Vice Presidents—2X Annual Base Salary Vice Presidents—1.5X Annual Base Salary
Shares that Count Towards Requirements	•Vested and unvested RSUs •Shares purchased in the open market •Shares beneficially owned within the immediate family
Time Period to Meet Compliance	No set time period, but cannot sell stock until requirements are satisfied, other than (i) shares withheld to satisfy tax withholding obligations and (ii) shares disposed to satisfy the exercise price of Company stock options.

2019 Summary Compensation Table

The following table summarizes the compensation awarded to, earned by, or paid to our Named Executive Officers for 2019. Compensation information for 2018 and 2017 is presented for individuals who were also our Named Executive Officers in those years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	All Other Compensation (5) ($)	Total ($)
Matthew R. Owens (President and Chief Executive Officer)	2019	450,000	—	2,283,845	—	369,000	31,400	3,134,245
	2018	450,000	—	1,469,657	—	500,000	28,500	2,448,157
	2017	450,000	—	1,305,127	1,142,462	600,649	12,000	3,510,238
Tom L. Brock (Vice President, Chief Accounting Officer)	2019	345,050	—	1,048,438	—	186,300	16,800	1,596,588
	2018	335,000	—	699,836	—	335,000	16,500	1,386,336
	2017	302,500	—	1,568,390	544,030	248,268	18,000	2,681,188
Eric J. Christ (Vice President, General Counsel & Corp. Secretary)	2019	345,050	—	1,048,438	—	238,050	19,950	1,651,488
	2018	335,000	—	1,413,836	—	335,000	16,500	2,100,336
	2017	302,500	—	1,588,574	544,030	248,268	18,000	2,701,372
Marianella Foschi (Vice President of Finance)	2019	300,000	—	151,472(2)	—	210,000	16,800	678,272
Mark Erickson (Former Chief Executive Officer)	2019	500,000	—	4,676,442	—	390,000	16,800	5,583,242
	2018	500,000	—	3,009,286	—	750,000	88,500	4,347,786
	2017	462,500	—	2,672,399	2,339,326	1,001,082	90,542	6,565,849
Russell T. Kelley, Jr. (Former Chief Financial Officer)	2019	318,750	—	2,283,845	—	165,750	1,508,987	4,277,332
	2018	450,000	—	1,469,657	—	500,000	12,000	2,431,657
	2017	450,000	—	1,305,127	1,142,462	600,649	12,000	3,510,238
___________________________
(1)Amounts reported in this column represent the aggregate grant date fair value of all stock awards granted during the indicated fiscal year determined in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. The grant date fair value of each time-vesting restricted stock unit (“RSU”), performance-vesting restricted stock award (“PSA”), and performance-vesting restricted stock unit (“PSU”) is measured based on the closing price of our ordinary shares on the date of grant. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the Named Executive Officers. For additional information regarding the assumptions underlying this calculation, please see “Note 12—Stock-Based Compensation” to the financial statements in our Annual Report on Form 10-K relating to 2019 for additional detail regarding assumptions underlying the value of these awards. See the section of our Compensation Discussion and Analysis above entitled “2019 Awards under the LTIP” above and the “Grants of Plan-Based Awards Table” below for additional information regarding these awards.
(2)Ms. Foschi also received a restricted cash award on April 5, 2019 in the amount of $248,528, which will vest, subject to continued employment with us, in amounts of 25% on April 1, 2020 and 2021, and 50% on April 1, 2022.
(3)Amounts in this column do not correspond to the actual value that will be recognized by the Named Executive Officer. See “Note 12—Stock-Based Compensation” to the financial statements in our Annual Report on Form 10-K relating to 2019 for additional detail regarding assumptions underlying the value of these awards and for a description of their accounting treatment under FASB ASC Topic 718. For 2017, this column represents the aggregate grant date fair value of nonstatutory stock option awards granted during the year under the LTIP, calculated based on a per option value of $8.66, as determined in accordance with FASB ASC Topic 718 using the Black-Scholes options pricing model.
(4)Represents amounts earned under our STIP, which is an annual incentive plan that is intended to incentivize our Named Executive Officers to achieve specific goals over the course of the year. See the section of our Compensation Discussion and Analysis above entitled “Annual Incentive Bonus—2019 Short-Term Cash Incentive Program (STIP)” for additional information regarding the 2019 STIP.
(5)For 2019, amounts reported in the “All Other Compensation” column include Company contributions to the Named Executive Officers’ 401(k) plan retirement accounts, a travel allowance or executive physical exams provided to certain of our Named Executive Officers, as shown in the following table.

Name	401(k) Plan Company Matching Contributions	Car Allowance	Executive Physical	Total
Matthew R. Owens	$16,800	$12,000	$2,600	$31,400
Tom L. Brock	$16,800	$—	$—	$16,800
Eric J. Christ	$16,800	$—	$3,150	$19,950
Marianella Foschi	$16,800	$—	$—	$16,800
Mark A. Erickson	$16,800	$—	$—	$16,800
Russell T. Kelley, Jr	$—	$8,500	$—	$ 1,508,987(1)
___________________________
(1) Mr. Kelley departed from the Company on September 4, 2019. Amounts paid in 2019 also include severance payments of $1,500,487.

Realized Compensation

The calculation of total compensation, as shown in the Summary Compensation Table on page 27, includes items driven by accounting assumptions as defined by the SEC. As a result, total compensation as defined by the SEC differs substantially from the compensation actually realized by our Named Executive Officers in a particular year. To supplement the SEC-required disclosure, the table below shows compensation actually realized by the Named Executive Officers that were employed by the Company for all of calendar year 2019. These amounts are not a substitute for the amounts reported under the “Total” column in the Summary Compensation Table above. Realized compensation includes the Named Executive Officer’s earned salary, earned STIP award, value realized on vesting and settlement of stock awards, value realized on exercise of stock options, and amount under the “All Other Compensation” column in the Summary Compensation Table above.

The following table summarizes, with respect to our Named Executive Officers that were employed by the Company for all of calendar year 2019, information relating to the realized compensation earned for services rendered in all capacities during 2019 and the amounts earned by those individuals that were also our Named Executive Officers in 2018 and 2017.

Name	Realized Compensation
	2019	2018	2017
Matthew R. Owens	$1,430,400	$2,313,250	$3,055,149
Tom L. Brock	$771,854	$1,219,071	$1,178,254
Eric J. Christ	$802,689	$979,505	$950,064
Marianella Foschi	$764,738	N/A	N/A
Mark A. Erickson	$1,486,800	$2,691,792	$3,546,624

Grants of Plan-Based Awards

The table below includes information about awards granted to our Named Executive Officers during 2019 under our LTIP.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards(3)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(# of Shares)	($)(4)
Matthew R. Owens		225,000	450,000	900,000	—	—	—	—	—
	4/5/2019	—	—	—	60,080	120,160	240,320	—	771,427
	4/5/2019	—	—	—	100,963	201,926	403,852	—	987,418
	4/5/2019	—	—	—	—	—	—	107,362	525,000
Tom L. Brock		129,394	258,787	517,575	—	—	—	—	—
	4/5/2019	—	—	—	15,829	31,657	63,314	—	203,238
	4/5/2019	—	—	—	35,297	70,593	141,186	—	345,200
	4/5/2019	—	—	—	—	—	—	102,249	500,000
Eric J. Christ		129,394	258,787	517,575	—	—	—	—	—
	4/5/2019	—	—	—	15,829	31,657	63,314	—	203,238
	4/5/2019	—	—	—	35,297	70,593	141,186	—	345,200
	4/5/2019	—	—	—	—	—	—	102,249	500,000
Marianella Foschi(5)	4/5/2019	—	—	—	—	—	—	30,976	151,472
		375,000	750,000	1,500,000	—	—	—	—	—
Mark Erickson	4/5/2019	—	—	—	123,021	246,042	492,084	—	1,579,590
	4/5/2019	—	—	—	206,734	413,467	826,934	—	2,021,854
	4/5/2019	—	—	—	—	—	—	219,836	1,074,998
Russell T. Kelley, Jr.		225,000	450,000	900,000	—	—	—	—	—
	4/5/2019	—	—	—	60,080	120,160	240,320	—	771,427
	4/5/2019	—	—	—	100,963	201,926	403,852	—	987,418
	4/5/2019	—	—	—	—	—	—	107,362	525,000
___________________________
(1)Amounts in these columns represent the threshold, target, and maximum estimated payouts for awards granted under our 2019 STIP. The actual value of the bonuses paid to our Named Executive Officers under the 2019 STIP can be found in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
(2)Amounts in this column represent the number of PSUs granted in 2019 that are eligible to vest upon the achievement of threshold (50%), target (100%), and maximum (200%) levels of performance. The actual number of PSUs that will vest will not be determinable until the close of the three-year vesting period on December 31, 2021, and will depend on our (i) relative TSR performance, (ii) absolute TSR performance and (iii) return on capital invested during that period.
(3)Amounts in this column represent the number of RSUs granted in 2019 that are scheduled to vest, subject to continued employment with us, in equal amounts on April 1, 2020, 2021, and 2022.
(4)The amounts shown in this column represent the grant date fair value of each equity award computed in accordance with FASB ASC 718. For additional information regarding the assumptions underlying this calculation please see “Note 12—Stock-Based Compensation” to the financial statements in our Annual Report on Form 10-K relating to 2019 for additional detail regarding assumptions underlying the value of these awards and for a description of their accounting treatment under FASB ASC Topic 718.
(5)Ms. Foschi also received a restricted cash award on April 5, 2019 in the amount of $248,528, which will vest, subject to continued employment with us, in amounts of 25% on April 1, 2020 and 2021, and 50% on April 1, 2022.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

Each of our Named Executive Officers other than Ms. Foschi was party to an employment agreement with us during 2019. Under their respective employment agreements, each executive was entitled to a specified level of base salary, a minimum target annual bonus, and an expected minimum target annual performance-based equity grant, as well as certain severance benefits upon a qualifying termination of employment. The employment agreements included customary restrictive covenants, including those precluding the executives from soliciting employees or competing with us for a period of up to two years following termination of employment. As of the date of this Proxy Statement, only Mr. Owens is still party to an employment agreement with us (as well as our new Executive Chairman, Mr. Tyree, who entered into an employment agreement with us in early 2020). The employment agreements with Messrs. Erickson and Kelley terminated in connection with their respective employment terminations. The employment agreements with Messrs. Brock and Mr. Christ were terminated in early

2020 when they became covered, along with Ms. Foschi, under our Executive Severance Plan. See “Potential Payments upon Termination or Change in Control” below for further details regarding the payments that our Named Executive Officers are eligible to receive upon a termination of employment or a change in control.

Annual Bonus

See “Annual Incentive Bonus—2019 Short-Term Cash Incentive Program (STIP)” in the Compensation Discussion and Analysis section of this Proxy Statement for a description of our current annual non-equity incentive plan.

Long-Term Incentive Compensation

2016 Amended and Restated Long Term Incentive Plan

The following description of the LTIP is a summary of the material features of the LTIP as currently in effect. This summary is qualified in its entirety by reference to the LTIP, a copy of which was filed as Appendix A to our 2019 Annual Proxy Statement.

Our stockholder-approved LTIP is intended to attract, retain, and motivate our employees, directors, and consultants. Our Named Executive Officers are eligible to participate in the LTIP, which provides for the grant of cash and equity-based awards, including options to purchase shares of our Common Stock, stock appreciation rights, restricted stock, RSUs, bonus stock, dividend equivalents, other stock-based awards, performance awards and annual incentive awards. Since the adoption of our LTIP, we have awarded time-vesting RSUs, PSAs, PSUs, and stock options under the LTIP.

The LTIP is administered by our Board, or a committee thereof (the “Administrator”). The Administrator has the authority to, among other things, designate eligible persons as participants under the LTIP, determine the type or types of awards to be granted to eligible persons, determine the number of shares of our Common Stock to be covered by awards, determine the terms and conditions applicable to awards, and interpret and administer the LTIP. The Administrator may terminate or amend the LTIP at any time with respect to any shares of our Common Stock for which a grant has not yet been made. The Administrator also has the right to alter or amend the LTIP or any part of the LTIP from time to time, including increasing the number of shares of our Common Stock that may be granted, subject to stockholder approval as required by any exchange upon which our Common Stock is listed at that time. However, no change in any outstanding award may be made that would materially and adversely affect the rights of a participant under an award without the consent of the participant.

Subject to adjustment in the event of any distribution, recapitalization, split, merger, consolidation, or similar corporate event, the number of shares available for delivery pursuant to awards granted under the LTIP will not exceed 32,200,000 shares of our Common Stock. There is no limit on the number of awards that may be granted and paid in cash. Shares subject to awards under the LTIP that are expired, canceled, forfeited, exchanged, settled in cash, or otherwise terminated, including shares withheld in payment of any exercise or purchase prices or tax withholding obligations, will again be available for awards under the LTIP.

Outstanding Equity Awards at Fiscal Year-End

The following table reflects information regarding outstanding equity-based awards that were held by our Named Executive Officers as of December 31, 2019. The amounts shown in the following table for Stock Awards represent RSUs and PSAs and the amounts shown in the table for option awards represent nonstatutory stock options, all granted to our Named Executive Officers pursuant to the LTIP. For additional information, see the discussion above under “2019 Awards under the LTIP” and “Long-Term Incentive Compensation.”

	Options Awards				Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options, Exercisable (1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Matthew R. Owens	10/11/2016	1,500,000	19.00	10/11/2026	—	—	—	—
	10/4/2017	131,924	15.53	10/4/2027	—	—	—	—
	3/1/2018	—	—	—	—	—	173,841(6)	368,543(6)
	4/5/2019	—	—	—	—	—	201,926(7)	987,418(7)
	4/5/2019	—	—	—	—	—	120,160(7)	254,739(7)
	4/5/2019	—	—	—	107,362(2)	227,607	—	—
Tom L. Brock	3/15/2017	—	—	—	14,074(4)	29,837	—	—
	10/4/2017	62,821	15.53	10/4/2027	—	—	—	—
	3/1/2018	—	—	—	—	—	82,781(6)	175,497(6)
	4/5/2019	—	—	—	—	—	70,593(7)	345,200(7)
	4/5/2019	—	—	—	—	—	31,657(7)	67,113(7)
	4/5/2019	—	—	—	102,249(2)	216,768	—	—
Eric J. Christ	3/15/2017	—	—	—	14,374(4)	30,473	—	—
	10/4/2017	62,821	15.53	10/4/2027	—	—	—	—
	3/1/2018	—	—	—	—	—	82,781(6)	175,497(6)
	5/3/2018	—	—	—	37,500(2)	79,500	—	—
	4/5/2019	—	—	—	—	—	70,593(7)	345,200(7)
	4/5/2019	—	—	—	—	—	31,657(7)	67,113(7)
	4/5/2019	—	—	—	102,249(2)	216,768	—	—
Marianella Foschi	3/15/2017	—	—	—	7,500(4)	15,900	—	—
	3/15/2018	—	—	—	22,500(2)	47,700	—	—
	4/5/2019	—	—	—	30,976(2)	65,669	—	—
Mark A. Erickson	10/11/2016	1,500,000	19.00	10/11/2026	—	—	—	—
	10/4/2017	270,130	15.53	10/4/2027	—	—	—	—
	3/1/2018	—	—	—	—	—	355,960(6)	754,636(6)
	4/5/2019	—	—	—	—	—	413,467(7)	2,021,853(7)
	4/5/2019	—	—	—	—	—	246,042(7)	521,609(7)
	4/5/2019	—	—	—	219,836(2)	466,052	—	—
Russell T. Kelley, Jr.	10/11/2016	1,275,925(8)	19.00	10/11/2026	—	—	—	—
	10/4/2017	131,924	15.53	10/4/2027	—	—	—	—
	3/1/2018	—	—	—	—	—	173,841(6)	368,543(6)
	4/5/2019	—	—	—	—	—	201,9267(7)	987,418(7)
	4/5/2019	—	—	—	—	—	120,160(7)	254,739(7)
___________________________
(1)Amounts in this column represent nonstatutory stock options granted pursuant to the terms of the LTIP. The treatment of these awards upon certain termination and change in control events is described below under “Potential Payments upon a Termination or Change in Control.”
(2)These RSUs were granted pursuant to the terms of the LTIP and are subject to time-based vesting conditions, with 25% vesting on each of the first and second anniversaries of the date of grant, and the remaining 50% vesting on the third anniversary of the date of grant. The treatment of these awards upon certain termination and change in control events is described below under “Potential Payments upon a Termination or Change in Control.”
(3)These RSUs were granted pursuant to the terms of the LTIP and are subject to time-based vesting conditions, with 25% vesting on each of July 17, 2017, January 17, 2018, July 17, 2018, and January 17, 2019. The treatment of these awards upon certain termination and change in control events is described below under “Potential Payments upon a Termination or Change in Control.”
(4)These RSUs were granted pursuant to the terms of the LTIP and are subject to time-based vesting conditions, with 12.5% vesting after 6, 12, 18, and 24 months and 25% vesting after 30 and 36 months from the date of grant. The treatment of these awards upon certain termination and change in control events is described below under “Potential Payments upon a Termination or Change in Control.”
(5)Amounts in this column are calculated using a value of $2.12 per RSU, which was the closing price of one share of our Common Stock as of December 31, 2019, the last trading day of the year.
(6)These awards represent PSAs granted to our Named Executive Officers on March 1, 2018. The number of outstanding PSAs reported reflects the target number of PSAs that would have been delivered under the awards based on our (i) relative TSR ranking, (ii) absolute TSR, and (iii) projected cash returned on capital invested for the performance period as of December 31, 2019, and is not necessarily indicative of what the payout percent earned will be at the end of the performance period. However, if the performance period had ended December 31, 2019, none of these PSAs would have been earned. These awards vest on December 31, 2020, subject to the attainment of certain performance criteria.
(7)These awards represent PSUs granted to our Named Executive Officers on April 5, 2019. The number of outstanding PSUs reported reflects the target number of PSUs that would have been delivered under the awards based on our (i) relative TSR ranking, (ii) absolute TSR, and (iii) return on capital invested for the performance period as of December 31, 2019, and is not necessarily indicative of what the payout percent earned will be at the end of the performance period. However, if the performance period had ended December 31, 2019, none of these PSUs would have been earned. These awards vest on December 31, 2021, subject to the attainment of certain performance criteria as discussed in the section of our Compensation Discussion and Analysis entitled “2019 Awards under the LTIP,” above.
(8)Amounts in this column do not reflect certain vested nonstatutory stock options granted pursuant to the terms of the LTIP for which beneficial ownership was transferred pursuant to a domestic relations order. Pursuant to a domestic relations order entered in 2017, Mr. Kelley transferred 224,075 options (exercise price of $19.00) to his ex-spouse.

Options Exercises and Stock Vested

	Stock Awards
Name(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Matthew R. Owens	250,000	580,000(2)
Tom L. Brock	1,125	5,378(3)
	7,037	27,867(4)
	14,074	45,459(5)
	62,500	145,000(2)
Eric J. Christ	7,187	28,461(4)
	12,500	57,250(6)
	14,374	46,428(5)
	37,500	67,500(7)
Marianella Foschi	16,875	80,663(3)
	7,500	31,200(8)
	3,750	14,850(4)
	7,500	24,225(5)
	37,500	87,000(2)
Mark A. Erickson	250,000	580,000(2)
Russell T. Kelley, Jr	230,325	534,354(2)(9)
___________________________
(1)There have been no options exercised by our Named Executive Officers to date.
(2)This amount was calculated by multiplying the number of shares acquired on vesting by $2.32, the closing price of our Common Stock on the vesting date, October 17, 2019.
(3)This amount was calculated by multiplying the number of shares acquired on vesting by $4.78, the closing price of our Common Stock on the vesting date, January 17, 2019.
(4)This amount was calculated by multiplying the number of shares acquired on vesting by $3.96, the closing price of our Common Stock on the vesting date, March 15, 2019.
(5)This amount was calculated by multiplying the number of shares acquired on vesting by $3.23, the closing price of our Common Stock on the vesting date, September 13, 2019.
(6)This amount was calculated by multiplying the number of shares acquired on vesting by $4.58, the closing price of our Common Stock on the vesting date, May 3, 2019.
(7)This amount was calculated by multiplying the number of shares acquired on vesting by $1.80, the closing price of our Common Stock on the vesting date, November 15, 2019.
(8)This amount was calculated by multiplying the number of shares acquired on vesting by $4.16, the closing price of our Common Stock on the vesting date, March 1, 2019.
(9)This amount excludes 19,675 shares attributable to RSUs that vested in 2019 which were transferred to Mr. Kelley’s ex-wife pursuant to a domestic relations order prior to their vesting.

Potential Payments upon Termination or Change in Control

Employment Agreements

Each of our Named Executive Officers other than Ms. Foschi was party to an employment agreement with us during 2019. Under their respective employment agreements, each executive was entitled to certain severance benefits upon a qualifying termination of employment. The employment agreements included customary restrictive covenants, including those precluding the executives from soliciting employees or competing with us for a period of up to two years following termination of employment. As of the Record Date, only Mr. Owens is still party to an employment agreement with us (as well as our new Executive Chairman, Mr. Tyree, who entered into an employment agreement with us in March 2020). The employment agreements with Messrs. Erickson and Kelley terminated in connection with their respective employment terminations. See “Erickson Transition Agreement” and “Kelley Separation Agreement” below for a description of the severance benefits each received in connection with his respective termination. The employment agreements with Messrs. Brock and Mr. Christ were terminated in early 2020 when they became covered, along with Ms. Foschi, under our Executive Severance Plan. See “Executive Severance Plan” below for a description of the severance benefits under the plan.

Under the terms of the employment agreements in effect in 2019 (and for Mr. Owens currently), each Named Executive Officer was eligible to receive the severance benefits described immediately below.

Upon a termination due to death or disability, Messrs. Erickson, Owens, and Kelley would be entitled to (i) a severance payment equal to 1.0 times the sum of the applicable Named Executive Officer’s base salary on the date of termination and the average annual bonus for the two prior calendar years and (ii) accelerated vesting of any outstanding time-based LTIP awards.

Each Named Executive Officer would be entitled to receive the following severance benefits upon a termination by the executive for “good reason” or by the Company without “cause” (each as defined in the employment agreement and each, a “Qualifying Termination”): (a) any earned but unpaid annual bonus for the prior year; (b) a prorated annual bonus for the year of termination (excluding Messrs. Brock and Christ); (c) a severance payment equal to the sum of (x) each Named Executive Officer’s annual base salary times a multiple (for Messrs. Brock and Christ, 0.5; for Mr. Kelley, 1.5; and for Messrs. Erickson and Owens, 2.0) and (y) for Messrs. Kelley, Erickson, and Owens, their respective average annual bonus for the two prior calendar years times the same multiple; (d) accelerated vesting of any outstanding LTIP awards (including time- and performance-vesting awards) held by the executive as of the date of termination (except for Messrs. Brock and Christ); and (e) continued coverage under our group health plan for any COBRA period (during the first 6 months for Messrs. Brock and Christ, and up to 18 months for Messrs. Erickson and Owens) elected for the executive and the executive’s spouse and eligible dependents, at no greater premium cost than that which applies to our active senior executive employees.

In addition, if such Qualifying Termination occurred within the 12-month period after a change in control of the Company, the above entitlements would be modified as follows: (1) the respective multiple would increase to 1.0 for Messrs. Brock and Christ, 2.0 for Mr. Kelley, and 3.0 for Messrs. Erickson and Owens; (2) the continued COBRA coverage for Messrs. Brock and Christ would increase to 12 months; and (3) Messrs. Brock and Christ would be entitled to accelerated vesting of any outstanding LTIP awards.

Executive Severance Plan

The Company has adopted an Executive Severance Plan and on March 4, 2020 entered into participation agreements thereunder (each, a “Participation Agreement”) with each of Mr. Christ, Mr. Brock, and Ms. Foschi. Pursuant to the Participation Agreements, effective March 4, 2020, the benefits under the Executive Severance Plan will replace the existing employment agreements between the Company and each of Mr. Christ and Mr. Brock, and the existing employment agreements were terminated. Ms. Foschi was not subject to a prior employment agreement.

The Executive Severance Plan provides that in the event that employment of a participating employee is terminated by the Company other than for “cause” (and not by reason of death or disability) or if the executive terminates his or her employment for “good reason” (the terms “cause” and “good reason,” as defined in the Executive Severance Plan), and subject to the employee’s execution of a general release of claims against the Company and compliance with restrictive covenants, the employee is entitled to receive severance benefits consisting of:

•a lump sum cash amount equal to a multiple of the participant’s annual base salary as in effect immediately before the termination, with the multiple varying by participant, but established at 1.33 for Messrs. Christ and Brock and Ms. Foschi;

•a pro-rated target annual cash bonus for the year of termination (based on the number of days employed during the year of termination);

•up to 18 months of Company-paid COBRA coverage;

•vesting of all outstanding and unvested time-based equity awards;

•pro-rated vesting of outstanding and unvested performance-based equity awards (based on the number of days employed during the applicable performance period); and

•each exercisable equity plan award (e.g., a stock option or a stock appreciation right) that is or becomes exercisable will remain exercisable until the latest date on which the award would have expired by its original terms.

Under the Executive Severance Plan, if such a termination of employment occurs within the 18-month period immediately following a change of control, the executive would be entitled to the benefits described in the preceding paragraph subject to the same release of claims and restrictive covenant requirements, except that the salary continuation discussed in the first bullet above would be replaced by a lump sum cash payment equal to a higher multiple of the executive’s base salary plus their target annual bonus in effect immediately prior to termination (with the multiple varying by participant, but established at 2.0 for Messrs. Christ and Brock and Ms. Foschi) and the vesting acceleration of outstanding and unvested performance-based equity awards would be 100% of the unvested performance-based equity awards based on the greater of target and actual level of performance through the date of the Company’s fiscal quarter end before the change in control, rather than a pro-rated portion.

The Executive Severance Plan also provides for a lump sum cash payment equal to the executive’s base salary and a pro-rated target annual bonus payment, along with full vesting acceleration of time-based and performance-based equity awards (based on actual level of performance through the date of the Company’s fiscal quarter end before the termination) in the event that a participating executive dies or becomes disabled while employed by the Company subject to the same release of claims and restrictive covenant requirements.

Erickson Transition Agreement

On March 5, 2020, Mr. Erickson’s service as our Chief Executive Officer and Chairman of our Board, and from all positions at the Company’s subsidiaries, was terminated effective March 4, 2020 (the “Transition Date”). As part of this termination, the Company and Mr. Erickson on March 18, 2020 entered into an Employment Transition Agreement (the “Transition Agreement”), effective as of the Transition Date, pursuant to which Mr. Erickson transitioned to Senior Advisor to assist in the smooth transition of his duties and responsibilities from the Transition Date until the fourth anniversary of the Transition Date (the “Transition Period”).

Pursuant to the Transition Agreement, Mr. Erickson will, as a non-executive Company employee, (i) receive an annualized base salary of $75,000 during the Transition Period, (ii) continue to be entitled to his annual bonus for 2019 and a prorated annual bonus for 2020 for service through the Transition Date, (iii) receive a cash transition payment of $1,840,000, (iv) continue to vest in outstanding equity-based awards subject to, and in accordance with, their respective terms, except that all time-based vesting conditions for outstanding equity-based awards will be deemed to have been satisfied as of the Transition Date, and (v) be allowed to participate in all benefit plans and programs of the Company during the Transition Period. The Transition Agreement also includes customary non-competition, non-solicitation and non-disparagement covenants in favor of the Company.

Kelley Separation Agreement

In connection with Mr. Kelley’s resignation, the Company and Mr. Kelley into a Separation and General Release Agreement (the “Kelley Separation Agreement”), providing for, among other things, compensation and benefits to Mr. Kelley as follows: (i) a pro-rated annual bonus for 2019, in the amount of $165,750, to be paid on or before the date such annual bonuses are paid to executives who continue employment; (ii) a lump sum cash payment, in the amount of $1,500,487; (iii) immediate accelerated vesting of all Company equity awards that are subject to time-based vesting, continued vesting of any equity awards subject to performance-based vesting based on actual performance through the end of the respective performance period, and the ability to exercise all stock options for the full original term of the applicable award; and (iv) up to 18 months of continued Company-funded COBRA coverage. The Kelley Separation Agreement also contains customary releases and waivers of claims by Mr. Kelley and provides that Mr. Kelley will be reasonably available to the Company during mutually agreeable times to provide transition and consulting related support.

Table Illustrating Potential Payments upon Termination or Change in Control

The following table provides information regarding the payments and benefits to which our Named Executive Officers would be entitled in the event of termination of such individual’s employment with the Company and under specified circumstances and in the event of a change in control of the Company. Except as otherwise noted, the amounts shown (i) are estimates only and (ii) assume that the applicable termination of employment was effective, or that the change in control occurred, as of December 31, 2019. As of the Record Date, each of Messrs. Erickson and Kelley has experienced a termination of employment and the actual severance benefits they received are described immediately above, rather than being reflected in the table below. For Messrs. Brock and Christ and Ms. Foschi, the amounts shown below reflect the payments and benefits they would have received under the Executive Severance Plan had they been participants in the plan as of December 31, 2019. As described above under Executive Severance Plan, Messrs. Brock and Christ and Ms. Foschi became participants in our Executive Severance Plan in March 2020. The amounts shown below for Messrs. Brock and Christ are consistent with their prior employment agreements, but provide for additional benefits under the Executive Severance Plan.

Executive	Termination of Employment by the Company without Cause or by Executive for Good Reason ($)	Termination by Company Without Cause or by the Executive for Good Reason within 12-months following Change of Control ($)	Termination of Employment by Death or Disability ($)	Termination of Employment by the Company for Cause, by Executive without Good Reason or by Certain Notice of Non-Renewal ($)
Matthew R. Owens
Cash Payments	2,630,000	3,720,000	884,500	—
Accelerated Equity	227,607(1)	1,838,308	227,607	—
Reimbursement for COBRA premiums	40,991	40,991	—	—
Total	2,898,598	5,599,299	1,112,107	—
Tom L. Brock
Cash Payments	718,854	1,207,675	603,838	—
Accelerated Equity	227,078(1)	864,887	277,078	—
Reimbursement for COBRA premiums	40,991	40,991	—	—
Total	1,036,924	2,113,554	880,916	—
Eric J. Christ
Cash Payments	718,854	1,207,675	603,838	—
Accelerated Equity	326,741(1)	914,550	326,741	—
Reimbursement for COBRA premiums	40,991	40,991	—	—
Total	1,086,587	2,163,217	930,579	—
Marianella Foschi
Cash Payments	768,528(2)	1,088,528(2)	668,528(2)	—
Accelerated Equity	129,269	129,269	129,269	—
Reimbursement for COBRA premiums	13,400	13,400	—	—
Total	911,197	1,231,197	797,797	—
___________________________

(1)Does not include vesting of outstanding and unvested performance-based equity awards, which would only result based on actual performance through the end of the respective performance period. For Messrs. Brock and Christ, the amount of outstanding and unvested performance-based equity awards that would vest would be based on the number of days employed during the applicable performance period.
(2)Includes accelerated vesting of an award of time-based restricted cash in the amount of $245,528.

Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the median annual total compensation of our employees and the annual total compensation of Mr. Erickson, our Chief Executive Officer at December 31, 2019. For the year ended December 31, 2019:

•The median of the annual total compensation of all employees of our Company, except our former CEO, was reasonably estimated to be $153,049.
•The annual total compensation of Mr. Erickson was $5,583,242.
•Based on this information, the ratio of the annual total compensation of our former CEO to the median of the annual total compensation of all other employees is estimated to be 36.5 to 1.

We have determined that there were no changes in our employee population or employee compensation arrangements in 2019 that we reasonably believe would result in a significant change in our pay ratio disclosure. Thus, as permitted by SEC rules, we are using the same median employee that we identified for purposes of last year’s pay ratio disclosure. We identified our median employee by examining base wages plus overtime and cash bonuses of all individuals employed by us on December 31, 2018 (other than Mr. Erickson), whether full-time, part-time, or on a seasonable basis. We annualized wages and salaries for all permanent employees who were hired after January 1, 2018, as permitted by SEC rules. Once we identified our median employee, we added together all of the elements of such employee’s compensation for 2019 in the same way that we calculate the annual total compensation of our Named Executive Officers in the 2019 Summary Compensation Table. The following benefits were included in our median employee’s annual total compensation for 2019: base salary, annual cash bonus, grant date fair value of equity and restricted cash awards, and matching contributions we made to the employee’s account under our 401(k) Employee Savings Plan.

To calculate Mr. Erickson’s annual total compensation, we used the amount reported in the “Total” column of our 2019 Summary Compensation Table.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Director Compensation

Our non-employee directors received compensation for 2019 as reflected in the following table:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Marvin M. Chronister	106,500	129,998	236,498
Donald L. Evans	51,630	129,998	181,628
John S. Gaensbauer	87,364	129,998	217,362
Peter A. Leidel	100,887	129,998	230,885
Wayne W. Murdy	119,000	129,998	248,998
Patrick D. O’Brien	104,000	129,998	233,998
Audrey Robertson	25,829	242,250	268,079
___________________________
(1)Reflects the aggregate of the annual retainer, committee membership retainers, committee chair retainers, and lead independent director retainer (each, as applicable) earned by each of our directors pursuant to our non-employee director compensation program (as described below) for services performed during 2019.
(2)Amounts reported in this column represent the grant date fair value determined in accordance with FASB ASC Topic 718 of restricted stock units granted during 2019. The amounts shown are based on the closing price of our Common Stock on the day prior to the grant, which was May 15, 2019 for all directors other than Ms. Robertson, who was granted RSUs on September 16, 2019. The value ultimately received by the director may or may not be equal to the values reflected above. Amounts in this column do not necessarily correspond to the actual value that will be recognized by the director. See “Note 12—Stock-Based Compensation” to the financial statements in our Annual Report on Form 10-K relating to fiscal year 2019 for additional detail regarding assumptions underlying the value of these awards. Pursuant to SEC rules, the amounts shown in the table above for the restricted stock units exclude the effect of estimated forfeitures. In 2019, 31,553 restricted stock units were granted to each of our non-employee directors (other than Ms. Robertson, who was granted 75,000 restricted stock units), all of which remained outstanding as of December 31, 2019 (other than those granted to Mr. Evans, which were forfeited upon his departure from the Board in July 2019). The RSUs granted to Ms. Robertson are scheduled to vest ratably over three years from September 16, 2019, subject to her continuous service as a director. The RSUs granted to each of the other non-employee directors on May 15, 2019, are scheduled to vest on May 15, 2020, subject to continuous service as a director.

Narrative Disclosure to Director Compensation Table

Our Board believes that attracting and retaining qualified non-employee directors on a going-forward basis will be critical to the future value growth and governance of our Company. Our Board also believes that the compensation package for our non-employee directors should require a portion of the total compensation to be equity-based to align the interests of these directors with our stockholders. Under our current program, our non-employee directors receive the following:

•An annual retainer of $80,000;
•No board or committee meeting fees;
•Committee membership retainers of:
•$7,500 for the Audit Committee, Executive Committee, and Finance Committee,
•$5,000 for the Compensation Committee, and
•$4,000 for the Nominating and Governance Committee;
•Committee chair retainers of:
•$20,000 for the Audit Committee,
•$15,000 for the Compensation Committee, Executive Committee, and Finance Committee, and
•$8,000 for the Nominating and Governance Committee;
•Annual equity grants of restricted stock units with a fair market value at grant of $130,000, which are generally scheduled to vest over the course of a year; and
•Lead independent director retainer of $15,000.

Director Stock Ownership Guidelines

Feature	Non-Employee Director
Structure and Amount	3X Annual Cash Retainer
Shares that Count Towards Requirements	•Vested and unvested RSUs •Shares purchased in the open market •Shares beneficially owned within the immediate family
Time Period to Meet Compliance	No set time period, but cannot sell stock until requirements are satisfied.

Equity Compensation Plan Information

The following table sets forth the number of the Company’s common shares subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future awards under our equity compensation plans, in each case, as of December 31, 2019.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by our stockholders	8,463,571	$18.51	17,172,383
Equity compensation plans not approved by our stockholders	—	—	—
Total	8,463,571	$18.51	17,172,383
___________________________
(1)Includes options, RSUs and PSUs outstanding under the LTIP, provided that the Weighted-Average Exercise Price in column (b) does not take into account the RSUs or PSUs.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2019, our last completed fiscal year, none of our executive officers served on the board of directors or compensation committee of a company that had an executive officer that served on our Board or Compensation Committee. Further, no member of our Board was an executive officer of a company in which one of our executive officers served as a member of the board of directors or compensation committee of that company.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s “Corporate Governance Guidelines” cover the following principal subjects:

•the size of the Board of Directors;

•qualifications and independence standards for the Board of Directors;

•director responsibilities;

•service on other boards;

•change in status;

•the Chairman of the Board;

•meetings of the Board and of independent directors;

•Board interactions with external constituencies;

•committee functions and independence of committee members;

•compensation of the Board of Directors;

•self-evaluation and succession planning;

•director orientation and continuing education;

•director attendance at the annual board meeting of stockholders;

•ethics and conflicts of interest (a copy of the current “Corporate Code of Business Conduct and Ethics” is posted on the Company’s website at www.extractionog.com);

•stockholder communications with directors; and

•access to senior management and to independent advisors.

The Corporate Governance Guidelines are posted on the Company’s website at www.extractionog.com. The Corporate Governance Guidelines will be reviewed periodically and as necessary by the Company’s Nominating and Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board of Directors for its approval.

The NASDAQ Global Select Market (“NASDAQ”) has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NASDAQ rules.

Board Leadership

The Board of Directors’ leadership structure currently separates the CEO and Chairman of the Board positions. Mr. Owens currently serves as our President and CEO, and Mr. Tyree serves as our Executive Chairman.

The Board believes that there is no single, generally accepted approach to providing board leadership and that each of the possible leadership structures for a board must be considered in the context of the individuals involved and the specific circumstances facing a company, as the right leadership structure may vary as circumstances change. The Board believes it is in the best interest of the Company and its stockholders at this time to have separate CEO and Executive Chairman positions, and have an independent director serve as Lead Independent Director working in conjunction with the Executive Chairman. The Board has found that this structure enables the CEO to focus on operation of the Company’s business, while the Chairman and Lead Independent Director focus on leading the Board of Directors in its oversight role.

In February 2018, the Nominating and Governance Committee recommended and the Board designated Mr. Murdy as the Lead Independent Director. The Lead Independent Director is responsible for preparing an agenda for the meetings of the independent directors in executive session and for providing the independent directors’ guidance and feedback to our management team.

Classified Board Structure

In consultation with the Board, the Nominating and Governance Committee has determined that a classified board structure is appropriate for the Company. A classified board provides for stability, continuity and experience among our Board of Directors. In our industry in particular, long-term focus is critical. The time horizon required for successful exploration, development and production of oil and natural gas resources makes it vital that we have a Board that understands the implications of this process and has the ability to develop and implement long-term strategies while benefiting from an in-depth knowledge of the Company’s business and operations. A classified board structure helps to ensure that there will be the continuity and stability of leadership required to navigate a challenging economic environment while resisting the pressure to focus on short-term results at the expense of the Company’s long-term value and success. The future success of the Company depends in significant part on the ability to attract and retain capable and experienced directors. In this regard, we believe that longer terms for our directors will enhance director independence from both management and stockholder special interest groups.

Communications with the Board of Directors

Stockholders or other interested parties can contact any director, any committee of the Board or our independent directors as a group, by writing to them c/o General Counsel, Extraction Oil & Gas, Inc., 370 17th Street, Suite 5300, Denver, Colorado 80202. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member(s) of the Board.

Director Independence

The Company’s standards for determining director independence require the assessment of directors’ independence each year. A director cannot be considered independent unless the Board of Directors affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NASDAQ.

The Board of Directors has assessed the independence of each non-employee director under the Company’s guidelines and the independence standards of the NASDAQ, and additionally considered transactions or relationships between such director and any members of the Company’s senior management or their affiliates. The Board of Directors affirmatively determined that each of Messrs. Chronister, Gaensbauer, Leidel, Murdy, O’Brien and Ms. Robertson are independent.

In connection with its assessment of the independence of each non-employee director, the Board of Directors also determined that (a) Messrs. Chronister, Gaensbauer and Murdy and Ms. Robertson are independent as defined in Section 10A of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and under the standards set forth by the NASDAQ applicable to members of the Audit Committee and (b) Messrs. Chronister, Gaensbauer, Leidel and O’Brien are independent under the Company’s guidelines and standards set forth by the NASDAQ applicable to members of the Compensation Committee.

Financial Literacy of Audit Committee and Designation of Financial Experts

The Board of Directors most recently evaluated each of the members of the Audit Committee for financial literacy and the attributes of a financial expert in March 2020. The Board of Directors determined that each of the Audit Committee members is financially literate and that Mr. Chronister, Mr. Murdy and Ms. Robertson are each an audit committee financial expert as defined by the SEC.

Oversight of Risk Management

The Board of Directors as a whole oversees the Company’s assessment of major risks and the measures taken to manage such risks. For example, the Board of Directors:

•oversees the long-term strategic plans of the Company and assesses risks and efforts to mitigate such risks that would cause the Company to fail to achieve its strategic goals;

•reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present for Board review significant departures from those plans;

•oversees management of the Company’s commodity price risk through regular review with executive management of the Company’s derivatives strategy;

•monitors the Company’s liquidity profile and its compliance with the financial covenants contained in its borrowing arrangements; and

•has established specific dollar limits on the commitment authority of members of senior management for certain transactions and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions.

The Company’s Audit Committee is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure. The Audit Committee is responsible for discussing with management the Company’s significant financial risk exposures and the actions management has taken to monitor and control such exposures. Management and the Company’s independent registered public accountants report regularly to the Audit Committee on those subjects. The Board of Directors does not consider its role in oversight of the Company’s risk management function to be relevant to its choice of leadership structure.

Attendance at Annual Meetings

The Board of Directors encourages all directors to attend the Annual Meetings, if practicable. All of our directors attended the 2019 Annual Meeting, and we anticipate that all of our directors will attend the 2020 Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of April 13, 2020, by (a) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (b) each Named Executive Officer of the Company, (c) each director and director nominee of the Company and (d) all directors and executive officers as a group. Unless otherwise noted, the mailing address of each person or entity named below is 370 17th Street, Suite 5300, Denver, Colorado 80202.

All information with respect to the beneficial ownership of Common Stock has been furnished by or on behalf of the stockholders and is as of March 16, 2020. For each entity included in the table below, percentage ownership is calculated by dividing the number of shares reported as beneficially owned by such entity by the 138,103,951 shares of Common Stock outstanding on April 13, 2020.

	Beneficial Ownership of Common Stock
	Number of Shares	Percentage of Class
5% Stockholders
YT Extraction Co Investment Partners, LP(1)	20,340,747	14.7%
Yorktown Energy Partners X, L.P.(2)	17,554,262	12.7%
Yorktown Energy Partners IX, L.P.(3)	7,700,358	5.6%
Yorktown Energy Partners XI, L.P.(4)	4,309,079	3.1%
BlackRock, Inc.(5)	12,531,931	9.1%
Morgan Stanley(6)	11,670,022	8.5%
Goldman Sachs & Co. LLC(7)	10,746,954	7.8%
Dimensional Fund Advisors LP(8)	7,903,182	5.7%
Directors and Named Executive Officers:
Thomas B. Tyree, Jr.(9)	1,250,000	0.9%
Matthew R. Owens(10)	5,181,798	3.8%
Tom L. Brock(11)	452,947	0.3%
Eric J. Christ(12)	444,459	0.3%
Marianella Foschi(13)	89,450	*
John S. Gaensbauer(14)	153,834	0.1%
Peter A. Leidel(14)	174,572	0.1%
Marvin M. Chronister(14)	124,572	*
Patrick O’Brien(14)	198,507	0.1%
Wayne M. Murdy(14)	174,572	0.1%
Audrey Robertson(14)	75,000	*
Mark A. Erickson(15)	6,841,236	5.0%
Russell T. Kelley, Jr.(16)	3,178,973	2.3%
Executive Officers and Directors as a Group (11 total):	8,319,711	6.0%
___________________________
(1)YT Extraction Company LP is the sole general partner of YT Extraction Co Investment Partners, LP. YT Extraction Associates LLC is the sole general partner of YT Extraction Company LP. As a result, YT Extraction Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the Common Stock owned by YT Extraction Co Investment Partners, LP. YT Extraction Company LP and YT Extraction Associates LLC disclaim beneficial ownership of the Common Stock held by YT Extraction Co Investment Partners, LP in excess of their pecuniary interest therein. Peter A. Leidel is a manager of YT Extraction Associates LLC. Mr. Leidel disclaims beneficial ownership of the Common Stock held by YT Extraction Co Investment Partners, LP. The address for YT Extraction Co Investment Partners, LP is 410 Park Avenue, 19 Floor, New York, New York 10022.

(2)Yorktown X Company LP is the sole general partner of Yorktown Energy Partners X, L.P. Yorktown X Associates LLC is the sole general partner of Yorktown X Company LP. As a result, Yorktown X Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the Common Stock owned by Yorktown Energy Partners X, L.P. Yorktown X Company LP and Yorktown X Associates LLC disclaim beneficial ownership of the Common Stock held by Yorktown Energy Partners X, L.P. in excess of their pecuniary interest therein. Mr. Leidel is a manager of Yorktown X Associates LLC. Mr. Leidel disclaims beneficial ownership of the Common Stock held by Yorktown Energy Partners X, L.P. The address for Yorktown Energy Partners X, L.P. is 410 Park Avenue, 19 Floor, New York, New York 10022.
(3)Yorktown X Company LP is the sole general partner of Yorktown Energy Partners X, L.P. Yorktown X Associates LLC is the sole general partner of Yorktown X Company LP. As a result, Yorktown X Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the Common Stock owned by Yorktown Energy Partners X, L.P. Yorktown X Company LP and Yorktown X Associates LLC disclaim beneficial ownership of the Common Stock held by Yorktown Energy Partners X, L.P. in excess of their pecuniary interest therein. Mr. Leidel is a manager of Yorktown X Associates LLC. Mr. Leidel disclaims beneficial ownership of the Common Stock held by Yorktown Energy Partners X, L.P. The address for Yorktown Energy Partners X, L.P. is 410 Park Avenue, 19 Floor, New York, New York 10022.
(4)Yorktown IX Company LP is the sole general partner of Yorktown Energy Partners IX, L.P. Yorktown IX Associates LLC is the sole general partner of Yorktown IX Company LP. As a result, Yorktown IX Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the Common Stock owned by Yorktown Energy Partners IX, L.P. Yorktown IX Company LP and Yorktown IX Associates LLC disclaim beneficial ownership of the Common Stock held by Yorktown Energy Partners IX, L.P. in excess of their pecuniary interest therein. Mr. Leidel is a manager of Yorktown IX Associates LLC. Mr. Leidel disclaims beneficial ownership of the Common Stock held by Yorktown Energy Partners IX, L.P. The address for Yorktown Energy Partners X, L.P. is 410 Park Avenue, 19 Floor, New York, New York 10022.
(5)Pursuant to the Schedule 13G/A filed by BlackRock, Inc. with the Securities and Exchange Commission on February 10, 2020, BlackRock, Inc. has sole voting power with respect to 12,306,211 shares and sole dispositive power with respect to 12,531,931 shares. The principal address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(6)Pursuant to the Schedule 13G/A filed by Morgan Stanley with the Securities and Exchange Commission on February 13, 2020, Morgan Stanley has shared voting power with respect to 11,669,897 shares and shared dispositive power with respect to 11,670,022 shares. The principal address of Morgan Stanley is 1585 Broadway, New York, New York 10036.
(7)Pursuant to the Schedule 13G filed by Goldman Sachs & Co. LLC with the Securities and Exchange Commission on January 28, 2020, Goldman Sachs & Co. LLC has shared voting power with respect to 10,718,476 shares and shared dispositive power with respect to 10,746,954 shares. The principal address of Morgan Stanley is 200 West Street, New York, New York 10282.
(8)Pursuant to the Schedule 13G filed by Dimensional Fund Advisors LP with the Securities and Exchange Commission on February 12, 2020, Dimensional Fund Advisors LP has sole voting and dispositive power with respect to these shares. The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.
(9)Includes 1,250,000 unvested RSUs.
(10)Includes 1,837,755 shares of Common Stock held by OFI Properties LLC. Mr. Owens has voting and dispositive power over these shares but disclaims beneficial ownership over these shares in excess of his pecuniary interest in these shares. OFI Properties LLC is an entity owned by Mr. Owens. Includes (i) 80,522 unvested restricted stock units and (ii) 1,631,924 shares that may be acquired subject to options exercisable within 60 days at a weighted-average exercise price of $18.72. Includes 347,682 shares of restricted stock subject to performance vesting (the “PSAs”). The number of PSAs disclosed is the maximum number of shares of Common Stock that can be earned under the terms of the applicable award agreements and the final number of shares of Common Stock received by the executive officer is not determinable at this time.
(11)Includes (i) 76,687 unvested RSUs and (ii) 62,821 shares that may be acquired subject to options exercisable within 60 days at a weighted-average exercise price of $15.53. Includes 165,563 shares of restricted stock subject to performance vesting (the “PSAs”). The number of PSAs disclosed is the maximum number of shares of Common Stock that can be earned under the terms of the applicable award agreements and the final number of shares of Common Stock received by the executive officer is not determinable at this time.
(12)Includes (i) 114,187 unvested RSUs and (ii) 62,821 shares that may be acquired subject to options exercisable within 60 days at a weighted-average exercise price of $15.53. Includes 165,563 shares of restricted stock subject to performance vesting (the “PSAs”). The number of PSAs disclosed is the maximum number of shares of Common Stock that can be earned under the terms of the applicable award agreements and the final number of shares of Common Stock received by the executive officer is not determinable at this time.
(13)Included 38,232 unvested RSUs.
(14)Includes 31,553 unvested RSUs.
(15)Includes 271,956 shares of Common Stock held by Jane M. Erickson, 2,046,449 shares of Common Stock held by MAE Investment Properties 2016, LLC, 271,957 shares of Common Stock held by JME Investment Properties 2016, LLC and 81 shares of Common Stock held by MAE Holdings 2011 LLC. Mr. Erickson has voting and dispositive power over these shares but disclaims beneficial ownership over these shares in excess of his pecuniary interest in these shares. MAE Investment Properties 2016, LLC, and MAE Holdings 2011 LLC are entities owned by Mr. Erickson. Includes (i) 219,836 unvested restricted stock units and (ii) 1,770,130 shares that may be acquired subject to options exercisable within 60 days at a weighted-average exercise price of $18.72. Includes 711,921 shares of restricted stock subject to performance vesting (the “PSAs”). The number of PSAs disclosed is the maximum number of shares of Common Stock that can be earned under the terms of the applicable award agreements and the final number of shares of Common Stock received by the executive officer is not determinable at this time.
(16)Includes 1,407,849 shares that may be acquired subject to options exercisable within 60 days at a weighted-average exercise price of $18.67. Includes 347,682 shares of restricted stock subject to performance vesting (the “PSAs”). The number of PSAs disclosed is the maximum number of shares of Common Stock that can be earned under the terms of the applicable award agreements and the final number of shares of Common Stock received by the executive officer is not determinable at this time.
* Less than 0.1%.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file initial reports of ownership of our equity securities and reports of changes in ownership of our equity securities with the SEC. Such persons are also required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during the fiscal year ended December 31, 2019, except for the Form 4 filings related to the annual grant of restricted stock units to our non-executive directors made on May 15, 2019, which were filed late due to administrative oversight, all Section 16(a) reporting persons complied with all applicable filing requirements in a timely manner.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Review of Related Party Transactions

A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest.

“Related Person” means:

•any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

•any person who is known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our Common Stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our Common Stock; and

•any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Our board of directors adopted a written related party transactions policy in connection with the IPO. Pursuant to this policy, our Audit Committee will review all material facts of all Related Party Transactions. In determining whether to approve or ratify a transaction, the Audit Committee will take into account, among other factors it deems appropriate, (a) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (b) the extent of the Related Person’s interest in the transaction and (c) whether the transaction is material to the Company.

Historical Transactions with Affiliates

Existing Owners Registration Rights Agreement

In connection with the closing of the IPO, we entered into a registration rights agreement (the “Existing Owners Registration Rights Agreement”) with Yorktown’s funds and certain of our existing equity holders. The Existing Owners Registration Rights Agreement provides for customary rights for these stockholders to demand that we file a resale shelf registration statement and certain piggyback rights in connection with the registration of securities. In addition, the agreement grants these stockholders customary rights to participate in certain underwritten offerings of our Common Stock that we may conduct.

Demand Rights

Subject to certain limitations, the equity holders party to the Existing Owners Registration Rights Agreement have the right to require us by written notice to prepare and file a registration statement registering the offer and sale of a certain number of their shares of our Common Stock. We are required to provide notice of the request to certain other holders of our Common Stock who may, in certain circumstances, participate in the registration. Subject to certain exceptions, we will not be obligated to effect a demand registration (a) on or before the date that is twelve months after the closing of the IPO, (b) on or before 180 days after any other registered underwritten offering of our equity securities, or (c) if we are not otherwise eligible at such time to file a registration statement on Form S-3 (or any applicable successor form).

Piggyback Rights

Subject to certain exceptions, if at any time we propose to register an offering of equity securities or conduct an underwritten offering, whether or not for our own account and subject to the ability of the holders of 75% of the shares to waive such a right, then we must notify the equity holders party to the Existing Owners Registration Rights Agreement of such proposal to allow them to include a specified number of their shares of our Common Stock in that registration statement or underwritten offering, as applicable.

Conditions and Limitations; Expenses

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay a registration statement under certain circumstances. We will generally pay all registration expenses in connection with our obligations under the Existing Owners Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective.

Series A Preferred Registration Rights Agreement

The Series B Preferred Units converted in connection with the closing of the IPO into 185,280 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”). In connection with the sale of the Series B Preferred Units, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the holders of the Series A Preferred Stock (the “Series A Preferred Holders”) pursuant to which we filed a shelf registration statement registering the sale of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock. Additionally, subject to certain exceptions and limitations, the Series A Preferred Holders will have certain piggyback rights under such agreement, which will allow the holders the option to include a specified number of shares of Common Stock they receive following the conversion of their Series A Preferred Stock in any underwritten offering of our equity securities.

Employees

Mr. Troy Owens, brother of Mr. Matthew R. Owens, our President and a member of our Board of Directors, is employed by us as an engineer. Consistent with market compensation for his services, Mr. Troy Owens received approximately $0.2 million in aggregate cash compensation relating to the fiscal year ended December 31, 2019. In addition, Mr. Troy Owens received certain long-term incentives during the same period in the form of restricted stock units that vest over a period of three years.

PROPOSAL THREE: ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”), the stockholders of the Company are entitled to vote at the annual meeting on the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only and is not binding on the Company or the Board of Directors.

Although the vote is non-binding, the Compensation Committee and the Board of Directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program aligns with our business strategy, focuses on long-term value creation for our stockholders and delivers pay relative to our performance, which will attract and retain experienced, talented executives to ensure the Company’s success. Please read the “Compensation Discussion and Analysis” beginning on page 13 for additional details about our executive compensation program, including information about the compensation of our Named Executive Officers during 2019.

During 2019, the Compensation Committee administered an annual cash bonus program and long-term equity incentive program, in both cases to ensure that such programs are competitively structured, are aligned with our short and long-term strategic goals and reflect a strong pay-for-performance orientation.

Below are the key actions taken and decisions made regarding the Company’s executive compensation program in 2019, as approved by the Compensation Committee with input from its independent compensation consultant:

•Maintained the base salaries of our Chief Executive Officer, President and Chief Financial Officer at existing levels in place since 2017. Through the end of 2019, the base salaries for our President and Chief Financial Officer have remained unchanged since our initial public offering in 2016;

•In the third quarter of 2019, the Board amended the Company’s capital budget to execute upon a more measured pace of development to focus on generating free cash flow and to deemphasize the Company’s production growth. While the 2019 Short-Term Cash Incentive Program would have allowed the Compensation Committee the ability to adjust the metrics in the program to account for the revised budget, due to the negative stock price performance of the Company during 2019, the Compensation Committee elected not to adjust the impacted metrics; and

•The Compensation Committee designed the performance-based long-term equity incentive awards issued in 2019 to be a mix of both share-settled and cash-settled awards to mitigate potentially extensive dilution to the Company’s Common Stock given the decline the Company’s stock price.

Our Compensation Committee and our Board have determined that the Company’s Named Executive Officer compensation aligns with our business strategy, focuses on long-term value creation for our stockholders and delivers competitive pay relative to our performance, and therefore the Board recommends that you vote “FOR” the approval, on a non-binding advisory basis, of the Company’s Named Executive Officer compensation as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the related tables and disclosure in this Proxy Statement).

Vote Required

The advisory vote on executive compensation in this Proposal THREE requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to be voted at the Annual Meeting. Votes cast FOR or AGAINST and abstentions with respect to this Proposal THREE will be counted as shares entitled to vote on the Proposal. For these purposes, brokers have the discretion to vote if they do not receive voting instructions from the beneficial owner. A vote to ABSTAIN will have the effect of a vote AGAINST the Proposal.

Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR the approval, on an advisory basis, of the executive compensation of the Named Executive Officers.

PROPOSAL FOUR: TO APPROVE THE REVERSE STOCK SPLIT

We are seeking stockholder approval for a proposal to adopt an amendment to our certificate of incorporation to permit us to effect the Reverse Stock Split of our issued and outstanding Common Stock by a ratio that will be determined by the Board and that will be within a range of 1-for-10 and 1-for-200, if the Board determines, in its sole discretion, at any time prior to the first anniversary of the Annual Meeting, that the Reverse Stock Split is in the best interests of the Company and its stockholders.

The form of the amendment to our certificate of incorporation to effect the Reverse Stock Split is set forth on Appendix A. Approval of the proposal would permit (but not require) the Board to effect the Reverse Stock Split by a ratio of not less than 1-for-10 and not more than 1-for-200, with the exact ratio to be determined by the Board in its sole discretion, provided that the Board must determine to effect the Reverse Stock Split and such amendment must be filed with the Secretary of State of the State of Delaware no later than the first anniversary of the Annual Meeting. The exact ratio of the Reverse Stock Split will be determined by the Board prior to the effective time of the split and will be publicly announced by the Company prior to the effective time of the split. We believe that enabling the Board to set the ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio of the Reverse Stock Split, if any, following the receipt of stockholder approval, the Board may consider, among other things, factors such as:

•the existing and expected marketability and liquidity of our Common Stock;

•the historical trading prices and trading volume of our Common Stock;

•listing requirements of NASDAQ or other applicable exchange or trading venues;

•the number of shares of our Common Stock outstanding;

•the then-prevailing trading price and trading volume of our Common Stock and the anticipated or actual impact of the Reverse Stock Split on the trading price and trading volume for our Common Stock;

•the anticipated impact of the Reverse Stock Split on our ability to raise additional financing;

•the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•the outlook for oil price volatility and other prevailing general market and economic conditions.

The Board reserves the right to not effect a Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by the Board, no less than every 10 and no more than every 200 shares of Common Stock will be combined into one share of Common Stock. The amendment to our certificate of incorporation to effect the Reverse Stock Split will not change the authorized number of shares of preferred stock of the Company, or the par value of the Company’s Common Stock or preferred stock. Except for the shares issuable upon the exercise or conversion of our outstanding Series A Preferred Stock or the exercise of outstanding awards under our equity compensation plans, we do not currently have any plans, proposals or arrangement to issue any of our authorized but unissued shares of Common Stock.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

On March 30, 2020, we received a letter from the Listing Qualifications Department of The NASDAQ Stock Market LLC notifying us that for the 30 consecutive business days ending March 27, 2020, the bid price of our Common Stock had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements of NASDAQ Listing Rule 5450(a)(1) (the “Minimum Bid Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have 180 calendar days, or until September 28, 2020, to regain compliance with the Minimum Bid Requirement. To regain compliance, the closing bid price of our Common Stock must be at least $1.00 per share for a minimum of ten consecutive business days during this 180-day period.

The Reverse Stock Split proposal is part of our plan to regain compliance with the Minimum Bid Requirement. If the price of our Common Stock remains below the threshold required by the Minimum Bid Requirement, and assuming stockholders have approved the Reverse Stock Split, we may implement the Reverse Stock Split, utilizing a ratio the Board believes will position us to maintain compliance with the Minimum Bid Requirement. If we are not able to regain compliance with the Minimum Bid Requirement in the applicable time period, our Common Stock will become subject to delisting from the NASDAQ Global Select Market.

We believe that the Reverse Stock Split, by increasing our stock price, will make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our Common Stock a more attractive and cost effective investment for investors.

In addition to increasing the price of our Common Stock, we believe that a Reverse Stock Split will provide the Company and its stockholders with other benefits. Currently, the fees that we pay to list our shares on the NASDAQ are based on the number of shares we have outstanding. Also, the fees that we pay for custody and clearing services, the fees that we pay to the SEC to register securities for issuance and the costs of our proxy solicitations are all based on or related to the number of shares being held, cleared or registered, as applicable. Reducing the number of shares that are outstanding and that will be issued in the future may reduce the amount of fees and taxes that we pay to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.

Notwithstanding the decrease in the number of issued and outstanding shares following the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of our Common Stock after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our common stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding in connection with the Reverse Stock Split. Also, we cannot assure you that the Reverse Stock Split would lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of other factors, including our ability to successfully accomplish our business goals, market conditions and the market perception of our business. You should also keep in mind that the implementation of the Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder's proportional ownership in the Company (subject to the treatment of fractional shares). However, should the overall value of our Common Stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our Common Stock held by you will also proportionately decrease as a result of the overall decline in value.

Further, the liquidity of our Common Stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the expected increase in stock price as a result of the Reverse Stock Split is not sustained. For instance, the proposed Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting sales. If we effect the Reverse Stock Split, the resulting per-share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our Common Stock may not improve.

While our Board of Directors has proposed the Reverse Stock Split to bring the average closing price of our Common Stock back above $1.00 per share in order to meet the requirements of the Minimum Bid Requirement, there is no guarantee that the price of our Common Stock will not decrease in the future, or that our Common Stock will remain in compliance with the NASDAQ continued listing standards. Additionally, there can be no guarantee that the average closing price per share of our Common Stock will remain at or above $1.00 for 30 consecutive trading days, whether following the Reverse Stock Split or otherwise, which is required to cure our current NASDAQ continued listing standard deficiency.

Determination of the Specific Reverse Stock Split Ratio

If the Board chooses to implement the Reverse Stock Split, the Board’s selection of the specific reverse stock split ratio will be based primarily on the price level of our Common Stock immediately prior to the Reverse Stock Split and the expected stability of the price level of our Common Stock going forward. We expect that the primary focus of the Board in determining the reverse stock split ratio will be to select a ratio that it believes is likely to result in increased marketability and liquidity of our Common Stock and may encourage interest and trading in our Common Stock for the reasons discussed under “Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split” above.

We believe that granting the Board the authority to set the ratio for the Reverse Stock Split is essential because it provides the Board with the maximum flexibility to react to changing market conditions and to therefore act in the best interests of the Company and our stockholders. If the Board implements the Reverse Stock Split, the Company will make a public announcement regarding the determination of the exact reverse stock split ratio.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split would become effective upon the filing of a certificate of amendment to our certificate of incorporation with the Secretary of State of the State of Delaware. The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by the Board, in its sole discretion, provided that in no event shall the filling of the certificate of amendment effecting the Reverse Stock Split occur after the first anniversary of the Annual Meeting.

Amendment Effective Time

The effective date of the Reverse Stock Split will be the date on which the certificate of amendment to our certificate of incorporation to effect the amendment contemplated by this proposal is accepted and recorded by the Delaware Secretary of State (subject to any specific future time of effectiveness stated therein) in accordance with Section 103 of the Delaware General Corporation Law. The exact timing of the filing of the amendment will be determined by the Board based on its determination that such action will be in the best interests of the Company and its stockholders as described herein. Except as explained herein with respect to fractional shares, on the effective date of the amendment to effect the Reverse Stock Split, shares of the Common Stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of the Common Stock in accordance with the reverse stock split ratio determined by the Board within the limits set forth in this proposal.

Reservation of Right to Abandon Reverse Stock Split

The Board reserves the right, notwithstanding stockholder approval of this Proposal FOUR and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to our certificate of incorporation to effect the Reverse Stock Split, or, in the event that the amendment is not effective until a later time, such later time, the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of our stockholders to proceed with the Reverse Stock Split. Such determination will be based upon factors the Board deems appropriate, including the Company’s then current stock price, the existing and expected marketability and liquidity of our Common Stock, prevailing market conditions and the likely effect on the market price of our Common Stock. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware on or before the first anniversary of the Annual Meeting, the Board will be deemed to have abandoned the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

After the effective date of the Reverse Stock Split, each holder of our Common Stock will own fewer shares of Common Stock and, if “Proposal FIVE—To Approve the Authorized Share Reduction” is approved by the stockholders, the total number of issued and outstanding shares of Common Stock will be reduced by a ratio equal to 1-for-two-thirds of the denominator of the reverse stock split ratio determined by the Board within the limits set forth in this proposal. See “Proposal FIVE—To Approve the Authorized Share Reduction—Effects of the Authorized Share Reduction” for an illustrative example of the effect of both the Reverse Stock Split and the Authorized Share Reduction on the number of authorized, issued and outstanding and available shares of Common Stock.

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that, as described herein under “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive cash in lieu of such fractional share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to the Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of Common Stock immediately after the Reverse Stock Split (subject to adjustment for any payment of cash in lieu of fractional shares).

The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent that any stockholders holds only a fractional share interest and receives cash for such interest after the Reverse Stock Split).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the effective time of the Reverse Stock Split, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act.

Effect of the Reverse Stock Split on Holders of our Series A Preferred Stock

Each share of Series A Preferred Stock is convertible, at the holder’s option at any time, into approximately 61.9195 shares of Common Stock, subject to adjustment. If the Board elects to proceed with the Reverse Stock Split, the conversion rate will be adjusted based on a ratio of the number of Common Stock outstanding immediately after the Reverse Stock Split to the number of Common Stock outstanding immediately before the Reverse Stock Split, with such adjustment to take effect immediately after 9:00 a.m., New York City time, on the effective date of the Reverse Stock Split. If the Board elects the 1-for-10 ratio and assuming the number of Common Stock outstanding on the Record Date does not change, the new conversion rate would be 6.1920 shares of Common Stock for each share of Series A Preferred Stock. If the Board elects the 1-for-200 ratio and assuming the number of Common Stock outstanding on the Record Date does not change, the new conversion rate would be 0.3096 shares of Common Stock for each share of Series A Preferred Stock. Any other ratio selected within such range would result in a conversion rate of between 6.1920 and 0.3096 shares of Common Stock for each share of Series A Preferred Stock.

Authorized Shares of Common Stock

Unless “Proposal FIVE—To Approve the Authorized Share Reduction” is approved by the stockholders, the Reverse Stock Split will not change the number of authorized shares of our Common Stock under our amended certificate of incorporation. Because the number of issued Common Stock will decrease as a result of the Reverse Stock Split, the number of Common Stock available for issuance will increase. Currently, we are authorized to issue up to a total of 950,000,000 shares of capital stock, comprising 900,000,000 Common Stock and 50,000,000 shares of preferred stock. Except for the shares issuable upon the exercise or conversion of outstanding awards under our equity compensation plans and conversion of our preferred stock, we do not currently have any plans, proposals or arrangement to issue any of our authorized but unissued shares of Common Stock.

By increasing the number of authorized but unissued shares of Common Stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, it may be possible for the Board to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company or its stockholders. The Reverse Stock Split, therefore, may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Stock Split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split may have the effect of permitting our current management, including the current Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board is not aware of any attempt to take control of the Company, and the Board has not approved the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

Exchange of Stock Certificates

If the Reverse Stock Split is effected, stockholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will be requested to exchange their old stock certificate(s) (“Old Certificate(s)”) for shares held electronically in book-entry form through the Depository Trust Company’s Direct Registration System representing the appropriate number of whole shares of our Common Stock resulting from the Reverse Stock Split. This means that, instead of receiving a new stock certificate, stockholders holding certificated shares prior to the effective time of the Reverse Stock Split will receive a statement of holding indicating the number of shares held by them electronically in book-entry form after giving effect to the Reverse Stock Split. Stockholders of record upon the effective time of the Reverse Stock Split will be furnished the necessary materials and instructions for the surrender and exchange of their Old Certificate(s) at the appropriate time by our Transfer Agent. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the effective time of the Reverse Stock Split, our Transfer Agent will send a transmittal letter to each stockholder advising such holder of the procedure for surrendering Old Certificate(s) in exchange for new shares held in book-entry form. Your Old Certificate(s) representing pre-split shares cannot be used for either transfers or deliveries. Accordingly, you must exchange your Old Certificate(s) in order to effect transfers or deliveries of your shares.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.

As soon as practicable after the surrender to our Transfer Agent of any Old Certificate(s), together with a properly completed and duly executed transmittal letter and any other documents our Transfer Agent may specify, our Transfer Agent will have its records adjusted to reflect that the shares represented by such Old Certificate(s) are held in book-entry form in the name of such person.

Until surrendered as contemplated herein, a stockholder’s Old Certificate(s) shall be deemed at and after the effective time of the Reverse Stock Split to represent the number of whole shares of our Common Stock resulting from the Reverse Stock Split.

Any stockholder whose Old Certificate(s) have been lost, destroyed or stolen will be entitled to new shares in book-entry form only after complying with the requirements that we and our Transfer Agent customarily apply in connection with lost, stolen or destroyed certificates.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Certificate, except that if any book-entry shares are to be issued in a name other than that in which the Old Certificate(s) are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Any stockholder who wants to continue holding certificated shares may request new certificate(s) from our Transfer Agent.

Stockholders who hold only uncertificated shares, either as direct or beneficial owners, will have their holdings electronically adjusted by our Transfer Agent and, for beneficial owners, by their brokers or banks which hold in “street name” for their benefit, as the case may be to give effect to the Reverse Stock Split.

Fractional Shares

Fractional shares will not be issued in connection with the Reverse Stock Split. Stockholders who would otherwise hold fractional shares of our Common Stock as a result of the Reverse Stock Split will be entitled to receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional shares equal to such fraction multiplied by the average of the closing sales price of the Common Stock during regular trading hours for the five consecutive days immediately preceding the effective date of the Reverse Stock Split (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). The Company will not receive any proceeds from any such sales. The ownership of a fractional interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payment.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests resulting from the Reverse Stock Split that are not timely claimed after the effective time in accordance with applicable law may be required to be paid to the designated agent for each such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them due, for example, to their failure to timely comply with our Transfer Agent’s instructions (described herein), may have to seek to obtain them directly from the state to which they were paid.

No Appraisal Rights

No action is proposed herein for which the laws of the State of Delaware or our certificate of incorporation or bylaws provide a right to our stockholders to dissent and obtain appraisal of, or payment for, such stockholders' Common Stock.

Effect of the Reverse Stock Split on Equity Compensation Plans and Awards

As noted above under “Equity Compensation Plan Information,” all of our outstanding equity compensation plan awards have been issued pursuant to the LTIP.

Under the LTIP, in connection with any Reverse Stock Split, the following adjustments will occur automatically, with the Compensation Committee to make all determinations, perform all acts, and exercise all powers and authority necessary or advisable to implement such adjustments: (i) the maximum number of shares of Common Stock available under the LTIP or in connection with LTIP awards will be decreased in proportion to the ratio of the Reverse Stock Split; (ii) the number of shares of Common Stock that may be acquired under any then outstanding LTIP award will be decreased in proportion to the ratio of the Reverse Stock Split; and (iii) the price (including the exercise price) for each share of Common Stock subject to then outstanding LTIP awards will be increased in proportion to the ratio of the Reverse Stock Split, without changing the aggregate purchase price or value as to which outstanding LTIP awards remain exercisable or subject to restrictions, subject to any rounding as described below.

No fractional interest will be issued under the LTIP on account of the Reverse Stock Split. In connection with the proportionate adjustments described in the preceding paragraph, the number of shares of Common Stock issuable upon exercise or conversion of outstanding LTIP awards will be rounded down to the nearest whole share and the exercise prices will be rounded up to the nearest cent, and no cash or other payments will be made in respect of such rounding.

The Compensation Committee’s determination as to the implementation of the adjustments noted above will be final, binding, and conclusive. The Committee will promptly provide each LTIP participant with a notice setting forth, in reasonable detail, the event requiring adjustments (i.e., the Reverse Stock Split), the amount of the adjustments, the method by which the adjustments were calculated, and the change in price and the number of shares of Common Stock subject to each LTIP award after giving effect to the adjustments.

Regulatory Effects

The Common Stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act or the Company’s obligation to publicly file financial and other information with the SEC. If the Reverse Stock Split is implemented, the Common Stock will continue to trade on the NASDAQ under the symbol “XOG” (although the NASDAQ would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Stock Split has occurred).

Interests of Certain Persons in the Proposal

Certain of the Company’s officers and directors have an interest in this proposal as a result of their ownership of shares of stock of the Company, as set forth in the section entitled “Beneficial Ownership of Securities” below. However, the Company does not believe that its officers or directors have interests in the Reverse Stock Split that are different from or greater than those of any other stockholder of the Company.

Accounting Matters

The amendment to our certificate of incorporation will not affect the par value of our Common Stock per share, which will remain $0.01 per share. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to Common Stock and the additional paid-in capital on our balance sheet will, in total, not change due to the Reverse Stock Split. However, the allocation between the stated capital attributable to Common Stock and the additional paid-in capital on our balance sheet will change because there will be fewer shares of Common Stock outstanding. The stated capital attributable to Common Stock will decrease, and in turn, the stated capital attributable to the additional paid-in capital will increase. Further, reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to U.S. Holders (as defined below) of our Common Stock. This discussion is based on the Tax Code, U.S. Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”) in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder and affect the accuracy of this discussion.

We have not sought and will not seek any rulings from the IRS or an opinion from legal or tax counsel regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as:

•an individual who is a citizen or resident of the United States;

•a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States person” (within the meaning of Section 7701(a)(30) of the Tax Code) or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This discussion is limited to U.S. Holders who hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Tax Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the alternative minimum tax or the Medicare contribution surtax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including banks and other financial institutions, tax-exempt organizations, partnerships, S corporations, and other pass-through entities (and investors in such pass-through entities), insurance companies, controlled foreign corporations, passive foreign investment companies, real estate investment trusts, regulated investment companies, mutual funds, dealers, brokers, or traders in securities, commodities, or currencies, traders in securities that elect a mark-to-market method of accounting, holders subject to the alternative minimum tax, holders who acquired Common Stock pursuant to the exercise of employee stock options, through a qualified retirement plan, or otherwise as compensation, holders that actually or constructively own more than 5% of our outstanding stock, holders that hold Common Stock as part of a straddle, hedge, constructive sale, conversion, or integrated transaction for U.S. federal income tax purposes, holders that are not U.S. Holders, and U.S. Holders that have a functional currency other than the U.S. dollar.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partner and the partnership, and certain determinations made at the partner level. Accordingly, partnerships (and other entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding Common Stock and the partners in such entities should consult their tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split.

ALL HOLDERS OF COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

The proposed Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Tax Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our Common Stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of Common Stock held immediately after the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of Common Stock held immediately before the Reverse Stock Split (reduced by the amount of such basis that is allocated to any fractional share of our Common Stock). The U.S. Holder’s holding period in the shares of Common Stock held immediately after the Reverse Stock Split should include the holding period in the shares of Common Stock held immediately before the Reverse Stock Split. U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period among shares of Common Stock which were acquired by a shareholder on different dates and at different prices. U.S. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period among such shares.

A U.S. Holder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our Common Stock will be treated as having received the fractional share pursuant to the Reverse Stock Split and then as having exchanged the fractional share for cash. Accordingly, such U.S. Holder should recognize taxable gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of such U.S. Holder’s aggregate adjusted tax basis in the shares of Common Stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short-term with respect to shares of Common Stock that were held for one year or less at the effective time of the Reverse Stock Split and long-term with respect to shares of Common Stock that were held for more than one year at the effective time of the Reverse Stock Split.

Payments of cash made in lieu of a fractional share of our Common Stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each U.S. Holder of our Common Stock that does not otherwise establish an exemption should furnish on applicable IRS forms its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is timely furnished to the IRS. U.S. Holders of our Common Stock should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Vote Required

Approval of this proposal requires the affirmative vote, either in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock. Abstentions, failing to vote, and “broker non-votes” will have the same effect as voting “AGAINST” the adoption of this proposal because the required vote is based on the number of shares outstanding rather than the number of votes cast.

Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR the approval of the Reverse Stock Split.

PROPOSAL FIVE: TO APPROVE THE AUTHORIZED SHARE REDUCTION

General

The Board has authorized, and recommends for approval by the shareholders, an amendment to the Company’s certificate of incorporation that, if approved by the shareholders and filed with the Secretary of State of the State of Delaware, would reduce the number of authorized shares of Common Stock by a ratio equal to 1-for-two-thirds of the denominator of the ratio determined by the Board for the Reverse Stock Split described under “Proposal FOUR—To Approve the Reverse Stock Split.”

This Proposal FIVE to approve the amendment to our certificate of incorporation to effect the Authorized Share Reduction is conditioned on the approval of the amendment to our certificate of incorporation to effect the Reverse Stock Split. Therefore, if Proposal FOUR is not approved, then this Proposal FIVE will automatically be deemed to not have been approved, regardless of the number of shares actually voted “FOR” Proposal FIVE.

If both Proposal FOUR and Proposal FIVE are approved by our shareholders, the Authorized Share Reduction will become effective upon filing the amendment to our certificate of incorporation with the Secretary of State of the State of Delaware. However, notwithstanding approval of the Reverse Stock Split and the Authorized Share Reduction by the shareholders, the Board will have the sole authority to elect, at any time prior to the first anniversary of the Annual Meeting, whether or not to amend our certificate of incorporation to effect the Reverse Stock Split and the Authorized Share Reduction.

The text of the proposed amendment to our certificate of incorporation to effect the Authorized Share Reduction is included as Appendix A to this Proxy Statement.

Reasons for the Authorized Share Reduction

We currently have 900,000,000 authorized shares of Common Stock. The Board believes that it is in our best interests to decrease the authorized number of shares of Common Stock in connection with the Reverse Stock Split by a ratio equal to 1-for-two-thirds of the denominator of the reverse stock split ratio determined by the Board.

Effects of the Authorized Share Reduction

The decrease in the number of authorized shares of Common Stock would result in fewer shares of authorized but unissued shares of Common Stock being available for future issuance. This would decrease the number of shares of Common Stock available for issuance for various purposes such as to raise capital or to make acquisitions. We believe, however, that after the proposed decrease, the number of authorized but unissued shares of Common Stock remaining will be sufficient for such purposes.

For illustrative purposes only, the following table shows the approximate effect on our Common Stock of a 1-for-10 and a 1-for-200 reverse stock split (as followed by the reduction in authorized shares), as of April 13, 2020:

	Number of Shares of Common Stock Prior to Reverse Stock Split	Number of Shares of Common Stock After Reverse Stock Split and Authorized Share Reduction
		1:10	1:200
Authorized	900,000,000	135,000,000	6,750,000
Issued and Outstanding(a)	138,103,951	20,715,592	1,035,779
Authorized and Reserved for Issuance(b)	37,108,399	5,566,259	278,312
Authorized and Unreserved and Available for Future Issuance	724,787,650	108,718,147	5,435,907
a.Subject to adjustment for fractional shares in connection with the Reverse Stock Split.
b.  Includes shares of Common Stock reserved for issuance (i) upon the exercise of outstanding stock options and settlement of restricted stock units, (ii) remaining under the LTIP and (iii) upon the conversion of our outstanding Series A Preferred Stock.

Vote Required

Approval of this proposal requires the affirmative vote, either in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock. Abstentions, failing to vote, and “broker non-votes” will have the same effect as voting “AGAINST” the adoption of this proposal because the required vote is based on the number of shares outstanding rather than the number of votes cast.

Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR the approval of the Authorized Share Reduction.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Board of Directors has determined that all current Audit Committee members are (i) independent, as defined in Section 10A of the Exchange Act, (ii) independent under the standards set forth under the NASDAQ Market Rules and (iii) financially literate. In addition, Mr. Chronister, Mr. Murdy and Ms. Robertson qualify as audit committee financial experts under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee is a separately designated standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter amended as of November 2, 2018, which is reviewed annually.

Management is responsible for our system of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements and (iii) the independence and performance of our auditors.

The Audit Committee has reviewed and discussed with our management and the independent accountants the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent accountants matters required to be discussed by standards of the Public Company Accounting Oversight Board (“PCAOB”).

Our independent accountants also provided to the Audit Committee the written disclosure required by applicable requirements of the PCAOB regarding independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent accountants that firm’s independence.

Based on the Audit Committee’s discussions with management and the independent accountants, and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC.

Audit Committee of the Board of Directors

Wayne W. Murdy, Chairman
Marvin M. Chronister, Member
John S. Gaensbauer, Member
Audrey Robertson, Member

STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES

Any stockholder of the Company who desires to make a nomination of a director nominee or to submit any other proposal for inclusion in the Company’s 2021 proxy materials must submit such nomination or proposal in writing to the Company, at its principal executive offices at 370 17th Street, Suite 5300, Denver, Colorado 80202, no earlier than February 8, 2021 and no later than March 10, 2021. However, if the annual meeting of stockholders to be held in 2021 is scheduled for a date more than 30 days before or 60 days after the anniversary of the Annual Meeting, the proposal must be submitted to the Company at its principal executive offices no earlier than 120 before and not later than 90 days before the date of the annual meeting of stockholders to be held in 2021. We will only consider nominations and proposals that meet the requirements of the applicable rules of the SEC and our Bylaws (the “Bylaws”).

It is the responsibility of the Nominating and Governance Committee to identify, evaluate and recommend to the Board of Directors nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. The Nominating and Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. oil and gas company; who exhibit sound judgment, intelligence, personal character and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to director duties; and who are likely to be able to serve on the Board of Directors for a sustained period.

While the Board of Directors does not have a formal policy on diversity, the Nominating and Governance Committee endeavors to achieve an overall balance of diversity among our directors, and it is expected that the Nominating and Governance Committee will view diversity broadly to include diversity of backgrounds, skills and viewpoint as well as traditional diversity concepts such as race or gender, in order to achieve optimal enhancement of the current mix of talent and experience on the Board. The Nominating and Governance Committee believes it has achieved that balance through the representation on the Board of Directors of members having experience in the oil and gas industry, accounting and investment analysis and legal and corporate governance, among other areas; Additionally, in 2019, upon identifying the valuable expertise and experience that Ms. Robertson contributes, the Board appointed Ms. Robertson as a director, which increased the gender diversity of the Board. The Nominating and Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

In identifying potential director candidates, the Nominating and Governance Committee solicits recommendations from existing directors and senior management, to be considered by the Nominating and Governance Committee along with any recommendations that have been received from stockholders as discussed in more detail below. The Nominating and Governance Committee may also, in its discretion, retain, and pay fees to, a search firm to provide additional candidates.

The Nominating and Governance Committee will consider any nominee recommended by stockholders as described above. The Company will evaluate director nominees proposed by stockholders on the same basis as recommendations received from any other source. With respect to each such nominee, the following information must be provided to the Company with the written nomination:

•the name and address of the nominating stockholder, as they appear on the Company’s books and of such beneficial owner, if any;

•the nominee’s name and address and other personal information;

•a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder or beneficial owner and each proposed nominee;

•a completed and signed questionnaire, representation and agreement, pursuant to the Company’s Bylaws, with respect to each nominee for election or re-election to the Board; and

•all other information required to be disclosed pursuant to the Company’s Bylaws and Regulation 14A of the Exchange Act.

Further, the Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Board or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

The Company suggests that any such proposal be sent by certified mail, return receipt requested.

SOLICITATION OF PROXIES

Solicitation of proxies may be made via the Internet, by mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Common Stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. The Company will bear all costs of solicitation.

STOCKHOLDER LIST

In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Denver, Colorado, a list of stockholders entitled to vote at the Annual Meeting. The list will be available for inspection during ordinary business hours for a period of ten days before the Annual Meeting at our offices located at 370 17th Street, Suite 5300, Denver, Colorado 80202. The list of stockholders will also be available to stockholders during the Annual Meeting through the link www.virtualshareholdermeeting.com/XOG2020.

AVAILABILITY OF CERTAIN DOCUMENTS

A copy of our 2019 Annual Report on Form 10-K has been posted on the Internet at www.proxyvote.com along with this Proxy Statement and our proxy materials. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our 2019 Annual Report on Form 10-K, including exhibits, to any stockholder. Please send a written request to our General Counsel at:

Extraction Oil & Gas, Inc.
370 17th Street, Suite 5300
Denver, Colorado 80202
Attention: General Counsel
Or by calling: 720-557-8300

The charters for our Audit, Compensation, and Nominating and Governance Committees, as well as our Corporate Governance Guidelines, our Corporate Code of Business Conduct and Ethics and our Financial Code of Ethics are in the “Corporate Governance” section of our corporate website, which is www.extractionog.com, and are also available in print without charge upon written request to our General Counsel at the address above.

Stockholders residing in the same household who hold their stock through a bank or broker may receive only a single copy of the Notice and, if applicable, our proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the Notice and, if applicable, our proxy materials to such stockholders upon receipt of a written or oral request to our General Counsel at the address above, or by calling (720) 557-8300.

If you hold your shares in street name and reside in a household that received only one copy of the Notice and, if applicable, our proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the Notice and, if applicable, our proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

LOCATION OF ANNUAL MEETING

The 2020 Annual Meeting of Stockholders will be held virtually, conducted via live audio webcast. You will be able to attend the annual meeting of stockholders online and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/XOG2020.

APPENDIX A

FORM OF
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
EXTRACTION OIL & GAS, INC.

The undersigned, Eric J. Christ, Vice President, General Counsel and Corporate Secretary of Extraction Oil & Gas, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: The name of the Corporation is Extraction Oil & Gas, Inc.

SECOND: This Amendment (the “Amendment”) to the Certificate of Incorporation of the Corporation (the “Certificate”) was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law. The Board of Directors has duly adopted resolutions setting forth and declaring advisable this Amendment and the holders of a majority of the outstanding stock of the Corporation entitled to vote at the meeting of the stockholders called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware for the purpose of voting on the Amendment have voted in favor of this Amendment.

THIRD: The Certificate is hereby amended by amending and restating the first sentence of Article Four to be and read as follows:

The total number of shares of stock which the Corporation shall have authority to issue is __________ shares of capital stock, which shall be divided into two classes, consisting of (i) 50,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”), and (ii) __________ shares of common stock, par value $0.01 per share (“Common Stock”).

Each __________ shares of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”) issued and outstanding on the effective date of this Amendment shall automatically be combined into one validly issued, fully paid and non-assessable share of Common Stock, without any action by the holder thereof, subject to the treatment of fractional interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional share interests of Common Stock in connection with the Reverse Stock Split shall, with respect to such fractional interest, be entitled to receive cash, without interest, in lieu of fractional shares of Common Stock, in an amount equal to such fraction multiplied by the average of the closing sales price of the Common Stock during regular trading hours for the five consecutive trading days immediately preceding the effective date of the Reverse Stock Split (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). Each certificate that prior to such combination represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

IN WITNESS WHEREOF, the undersigned has executed this amendment on behalf of the Corporation and has attested such execution and does verify and affirm, under penalty of perjury, that this amendment is the act and deed of the Corporation and that the facts stated herein are true as of this __________ day of __________, __________.

EXTRACTION OIL & GAS, INC.

By:___________________________________
Eric J. Christ
Vice President, General Counsel and Corporate
Secretary

A-1

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/XOG2020**
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D12419-P35797 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EXTRACTION OIL & GAS, INC.

The Board of Directors recommends you vote FOR the election of the following directors:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees:

01) John S. Gaensbauer
02) Wayne W. Murdy
03) Matthew R. Owens

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR Proposals 2, 3, 4 and 5.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D12420-P35797

EXTRACTION OIL & GAS, INC.
Annual Meeting of Stockholders
June 8, 2020, 8:30 AM MDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Tom L. Brock and Eric J. Christ, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on this proxy, all of the shares of Common Stock of EXTRACTION OIL & GAS, INC. held of record by the undersigned on the record date, April 13, 2020, at the Annual Meeting of Stockholders of the Company to be held on Monday, June 8, 2020 at 8:30 AM, MDT, and any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the election of each of the nominees in Item 1 and FOR Items 2, 3, 4 and 5. In their discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side